STOCK PURCHASE AGREEMENT

BY AND AMONG

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST,

THE OTHER STOCKHOLDERS OF AIIS,

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

AND

AMTRUST FINANCIAL SERVICES, INC.

DATED AS OF JUNE 25, 2007

TABLE OF CONTENTS

LIST OF EXHIBITS

EXHIBIT	ITEM
A	Escrow Agreement
B	Nonsolicitation and Nondisclosure Agreement
C	Seller Releases
D	Coexistence Agreement
E	Termination of Royalty Agreement
F	Employment Agreements

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of June 25, 2007 (this "**Agreement**"), by and among Associated Industries of Florida Holding Trust ("**AIFHT**"), a Florida trust, the other stockholders of the Acquired Company (together with AIFHT, collectively the "**Sellers**" and each a "**Seller**"), Associated Industries Insurance Services, Inc., a Florida corporation ("**AIIS**" or the "**Acquired Company**"), Associated Industries of Florida, Inc., a Florida corporation ("**AIF**"), and AmTrust Financial Services, Inc., ("**Buyer**"), a Delaware corporation (together with Sellers the "**Parties**" and each, individually, a "**Party**").

RECITALS

WHEREAS, Sellers are the direct record and beneficial owner of one hundred percent (100%) of the outstanding shares of capital stock of AIIS;

WHEREAS, upon the terms and subject to the conditions of this Agreement Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, all of the outstanding shares of capital stock of the Acquired Company as of the Closing Date, including any such shares acquired pursuant to the Company Option Plan following the date hereof (the "**Acquired Company Shares**");

WHEREAS, it is also contemplated that, upon the terms and subject to the conditions of this Agreement, Sellers and Buyer will execute and deliver such other agreements, instruments and documents as are described herein; and

WHEREAS, AIF is the beneficiary of AIFHT and expects to receive substantial benefits in connection with the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. For purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set forth below:

"**Acquired Company**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Acquired Company Shares**" has the meaning set forth in the recitals of this Agreement.

"**Acquired Company Subsidiary(ies)**" means AIIC and each other Subsidiary of the Acquired Company, collectively or singly as the context requires.

"**Actuarial Reports**" has the meaning set forth in Section 3.1(s).

"**Affiliate**" has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

"**Agreed Claims**" has the meaning set forth in Section 7.2(c).

"**Agreement**" has the meaning set forth in the introductory paragraph of this Agreement.

"**AIFHT**" has the meaning set forth in the introductory paragraph of this Agreement; provided that, in the event Associated Industries of Florida Holding Trust shall distribute all of its assets or such trust shall be terminated, "AIFHT" shall mean AIF, the sole beneficiary of such trust as successor-in-interest to the rights and obligations of such trust hereunder, so long as AIF shall agree in writing to be bound hereunder as a Seller.

"**AIF**" has the meaning set forth in the introductory paragraph of this Agreement.

"**AIF Disclosure Letter**" means the AIF Disclosure Letter (including any attachments thereto) delivered by AIF in connection with, and constituting a part of, this Agreement.

"**AIF Loan**" means amounts advanced by AIIS to AIF from time to time on the terms and conditions described in Section 1.1 of the Company Disclosure Letter in the principal amount as of the date hereof specified therein.

"**AIIC**" means Associated Industries Insurance Company, a Florida domiciled property and casualty insurance company.

"**AIIS**" has the meaning set forth in the introductory paragraph of this Agreement.

"**AIIS Tax Audit**" means (a) the audit of the Company by the Internal Revenue Service described in Section 1.1 of the Company Disclosure Letter and (b) any other audit by a Taxing Authority as to matters similar or related to those that are described in subsection (a) of this definition with respect to the same or other Tax Years of the Company or its Subsidiaries, including the portion of any Tax Year prior to and including the Closing Date.

"**Ancillary Documents**" means the Coexistence Agreement, the Seller Releases, the Escrow Agreement and the Nonsolicitation and Nondisclosure Agreements.

"**Applicable Contracts**" has the meaning set forth in Section 3.1(m).

"**Business Day**" means any day other than a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required to be closed for regular banking business.

"**Buyer**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Buyer Indemnified Parties**" has the meaning set forth in Section 7.1(a).

"**Buyer Material Adverse Effect**" means a material adverse effect on the ability of Buyer to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

"**Buyer's Disclosure Letter**" means the Buyer's Disclosure Letter (including any attachments thereto) delivered by Buyer in connection with, and constituting a part of, this Agreement.

"**Closing**" has the meaning set forth in Section 2.4.

"**Closing Date**" has the meaning set forth in Section 2.4.

"**Code**" means the Internal Revenue Code of 1986, as amended.

"**Coexistence Agreement**" means that certain Coexistence Agreement among AIF, Acquired Company and AIIC dated as of the Closing Date in the form of Exhibit D attached hereto.

"**Company Disclosure Letter**" means the Company Disclosure Letter (including any attachments thereto) delivered by the Acquired Company in connection with, and constituting a part of, this Agreement.

"**Company Material Adverse Effect**" means (i) any effect, circumstance, change or development that, individually or in the aggregate, with other effects, circumstances, changes or developments has a material adverse effect on the financial condition, business operations or results of operations of the Acquired Company or AIIC; or (ii) any effect, circumstance, change or development that, individually or in the aggregate with other effects, circumstances, changes or developments has a material adverse effect on the ability of Sellers to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

"**Company Option Plan**" means the Associated Industries Insurance Services, Inc. Amended and Restated 1999 Stock Option Plan.

"**Consolidated Group**" means an "affiliated group" as that term is defined pursuant to Section 1504(a)(1) and (a)(2) of the Code (or any similar provision of state, local or foreign Law) of corporations or entities that file Tax Returns on a consolidated, unified, combined or group basis.

"**Convertible Securities**" has the meaning set forth in Section 3.1(b).

"**Designated Date**" has the meaning set forth in Section 7.4(e).

"**Disclosed Taxes**" shall mean any liability for Taxes that are (a) accrued for, reflected on or otherwise taken into account on the face of the Financial Statements that include the Acquired Company, but excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income, or (b) payable pursuant to a Final Determination relating to the AIIS Tax Audit to the extent the amount payable shall not exceed the sum of (i) the then outstanding balance of the Tax Reserve Account, (ii) the then outstanding balance of the IRS Audit Deposit, if any, and (iii) any unapplied reserve or accrual relating to such Taxes payable reflected or otherwise taken into account on the face of the Financial Statements that include the Acquired Company, less any unpaid portion of any amount due under any prior Final Determination relating to the AIIS Tax Audit.

"**Employee**" means each individual who immediately prior to the Closing is actively employed by the Acquired Company or any Acquired Company Subsidiary (including any person on leave of absence).

"**Employee Benefit Plan**" means each material (i) "employee benefit plan" (as defined in Section 3(3) of ERISA), (ii) employment, consulting, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation or other equity-based, severance, employee assistance, cafeteria (Section 125 plan), medical reimbursement, dependent care reimbursement or other plan or agreement relating to compensation or fringe benefits, (iii) change in control plan, deal bonus, retention, program or agreement and (iv) vacation policy, each of (i), (ii) and (iii) which is maintained, established, contributed to or sponsored by the Acquired Company or an Affiliate thereof, the Acquired Company or any ERISA Affiliate for the benefit of any current or former employee, director or consultant of the Acquired Company or any Acquired Company Subsidiary or for which the Acquired Company or any ERISA Affiliate has any present or future liability, contingent or otherwise.

"**Employment Agreements**" has the meaning set forth in Section 5.2(m).

"**Environmental Laws**" has the meaning set forth in Section 3.1(y).

"**ERISA**" means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder.

"**ERISA Affiliate**" means, with respect to any Person, any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with such Person or (ii) which together with such Person is treated as a single employer under Sections 414(b), (c), (m), (n) and (o) of the Code, any of which includes or included the Acquired Company or any of its Subsidiaries.

"**Escrow Account**" means the interest bearing escrow account established by the Escrow Agent pursuant to the Escrow Agreement.

"**Escrow Agent**" means JPMorgan Chase Bank, N.A.

"**Escrow Agreement**" means the escrow agreement to be entered into as of the Closing Date among the Escrow Agent, Buyer and the Seller Representatives in the form of Exhibit A attached hereto.

"**Escrow Amount**" means $4,000,000.

"**Escrow Funds**" means at any time the amount held by the Escrow Agent in the Escrow Account including any interest and earnings thereon.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

"**FCB Loans**" means the loans to the Acquired Company from Florida Community Bank described in Section 1.1 of the Company Disclosure Letter.

"**Final Determination**" means: (i) a decision, judgment, decree or other order by the United States Tax Court or any other court of competent jurisdiction that has become final and unappealable; (ii) a closing agreement under Section 7121 of the Code or a comparable provision of any state, local or foreign Tax Law that is binding against the Internal Revenue Service or other Taxing Authority; (iii) any other final settlement with the Internal Revenue Service or other Taxing Authority; or (iv) the expiration of an applicable statute of limitations.

"**Financial Statements**" has the meaning set forth in Section 3.1(d).

"**Florida Court**" has the meaning set forth in Section 10.7.

"**FTC**" means the United States Federal Trade Commission.

"**GAAP**" means accounting principles generally accepted in the United States as consistently applied by the Acquired Company.

"**Governmental Entity**" has the meaning set forth in Section 3.1(c)(ii).

"**Indemnification Cap**" has the meaning set forth in Section 7.1(a).

"**Indemnification Notice**" has the meaning set forth in Section 7.2(a).

"**Indemnified Party**" has the meaning set forth in Section 7.2(a).

"**Indemnifying Party**" has the meaning set forth in Section 7.2(a).

"**Insurance Regulator**" means the Governmental Entity charged with supervision of insurance companies in the jurisdiction of domicile of the AIIC.

"**Intellectual Property Right**" has the meaning set forth in Section 3.1(q).

"**IRS Audit Deposit**" has the meaning set forth in Section 2.2(a).

"**Key Employees**" has the meaning set forth in Section 5.2(m).

"**Knowledge**" means the actual knowledge, after conducting a reasonable investigation, of (i) with respect to Buyer, Barry D. Zyskind, Ronald Pipoly and Stephen Ungar, and (ii) with respect to the Acquired Company Jon L. Shebel, Shirley McCanney, Daniel McGarvey, Elissa Pacheco and Mary Ann Stiles.

"**Law**" means any law, ordinance, writ, statute, treaty, rule or regulation.

"**Lease**" means any lease, leasehold interest, sublease or license, including any amendment with respect thereto, pursuant to which the Acquired Company uses or holds any material real property or personal property.

"**Liens**" means all pledges, restrictions, claims, liens, charges, encumbrances and security interests of any kind (other than restrictions on transfer imposed by applicable securities or insurance Laws).

"**Losses**" has the meaning set forth in Section 7.1(a).

"**Majority Seller Representatives**" means any two of the Seller Representatives.

"**Management Stockholders**" means Jon L. Shebel, Shirley H. McCanney, Elissa M. Pacheco, Robert D. McRae, Daniel J. McGarvey, Carolyn E. Schneider, Linda M. Batchelder, Michael R. Diamond, DeLynn D. Trivison, Kerry J. Heitz and Mary Ann Stiles.

"**Necessary Permits**" has the meaning set forth in Section 4.4(a).

"**Non-Compete Period**" has the meaning set forth in Section 4.8(a).

"**Non-Management Stockholders**" means T. Wayne Davis, Guy M. Spearman, Robert W. West and Michael Zagorac, Jr.

"**Nonsolicitation and Nondisclosure Agreement**" means the Nonsolicitation and Nondisclosure Agreement in the form of Exhibit B attached hereto to be executed by each Seller who is an employee of the Acquired Company or AIIC (other than the Sellers who execute Employment Agreements as contemplated by Section 5.2(m)) as of the Closing Date.

"**OIR Approval**" means approval by the Florida Office of Insurance Regulation of the change of control of AIIC pursuant to applicable Requirements of Law.

"**OPRe Loans**" has the meaning set forth in Section 2.2(a).

"**Option Exercise Loans**" means the loans described in Section 5.3(f) of the Company Disclosure Letter.

"**Option Exercise Price**" means with respect to any Management Stockholder or Non-Management Stockholder, the aggregate unpaid amount of the exercise price of options issued pursuant to the Company Option Plan that are exercised following the date hereof and on or prior to the Closing.

"**Option Loan and Exercise Schedule**" has the meaning set forth in Section 2.2(b).

"**Other Audit Payments**" has the meaning set forth in Section 2.3(a).

"**Other Life Policies**" means the life insurance policies (other than split dollar policies) listed in Section 1.1 of Company Disclosure Letter.

"**Other Reports**" has the meaning set forth in Section 3.1(o).

"**Party**" and "**Parties**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Permits**" has the meaning set forth in Section 3.1(k).

"**Permitted Liens**" means, as to any asset or property: (i) Liens for Taxes, assessments and other governmental charges that are not yet due and payable or are being contested in good faith by appropriate proceedings; (ii) Liens arising by operation of law, including Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and Liens arising in the ordinary course of business for sums not yet due and payable; (iii) Liens arising from the actions or conduct of Buyer and (iv) Liens deemed to be created by this Agreement.

"**Person**" means any natural person, corporation, partnership (limited or general), limited liability company, joint venture, association, trust, unincorporated organization or other entity.

"**Policy Loans**" has the meaning set forth in Section 2.2(a).

"**Purchase Price**" has the meaning set forth in Section 2.1.

"**Pre-Closing Tax Year**" means a taxable year that begins before the Closing Date, including, with respect to any such taxable year ending after the Closing Date, the portion of such taxable year that begins before the Closing Date and ends on the Closing Date.

"**Pro Rata Share**" means with respect to any Seller the percentage set forth in Section 1.1 of the Company Disclosure Letter.

"**Requirements of Law**" means, with respect to any Person, any Law, judgment, order, decree, injunction of (or an agreement with) a Governmental Entity, in each case binding on that Person or its property or assets.

"**Restricted Business**" has the meaning set forth in Section 4.8(b).

"**Royalty Agreement**" means the Royalty Agreement dated January 1, 1999 between AIF and AIIC, as amended.

"**SAP**" means the statutory accounting practices prescribed or permitted by the Insurance Regulator, as consistently applied by AIIC.

"**SAP Financial Statements**" has the meaning set forth in Section 3.1(d).

"**Securities Act**" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"**Seller Disclosure Letter**" means, as to a Seller, the Seller Disclosure Letter (including any attachments thereto) delivered by such Seller in connection with, and constituting a part of, this Agreement.

"**Seller(s)**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Seller Releases**" means the Seller Release whereby each Seller and the Release whereby AIF releases any claims it shall have against the Acquired Company and AIIC in the forms of Exhibit C attached hereto.

"**Seller Representatives**" means (a) Thomas C. Williams or such other Person, who shall be designated by a majority-in-interest of the Management Stockholders, as Seller Representative for such group of Sellers, (b) David A. Yon, Esq. or such other Person, who shall be designated by AIFHT, as Seller Representative for AIFHT, or (c) Michael Zagorac, Jr. or such other person, who shall be designated by a majority-in-interest of the Non-Management Stockholders, as Seller Representative for such group of Sellers.

"**Seller Tax Liability Reserve Amount**" has the meaning set forth in Section 2.2(a).

"**Shebel Split Dollar Policies**" means the life insurance policies on the life of Jon Shebel listed in Section 1.1 of Company Disclosure Letter.

"**Split Dollar Agreements**" means the agreements entered into by the Acquired Company in connection with the Split Dollar Policies.

"**Split Dollar Policies**" means the life insurance policies listed in Section 1.1 of Company Disclosure Letter.

"**Straddle Taxes**" has the meaning set forth in Section 8.1(b).

"**Subsequent Period Financial Statements**" has the meaning set forth in Section 4.14.

"**Subsidiary**" means with respect to any Person, any other Person of which such first Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person.

"**Taxes**" means all federal, state, county, local, foreign and other taxes, assessments, charges, duties, fees, levies, imposts or other similar charges imposed by a Taxing Authority, including all income, franchise, profits, capital gains, capital stock, gross receipts, production, customs, sales, use, transfer, service, occupation, ad valorem, property, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, alternative minimum, add-on, value-added, capital taxes, withholding and other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax and penalties (civil or criminal), additional amounts imposed by any Taxing Authority on or in respect of a failure to comply with any requirement relating to such taxes or any Tax Return.

"**Taxing Authority**" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Tax.

"**Tax Benefit**" means the Tax effect of any item of loss, deduction or credit or any other item that could decrease the liability for Taxes or could increase a refund of Taxes or a credit or other offset against Taxes (including by reason of any amounts that increase Tax basis that is depreciated, amortized or otherwise deductible).

"**Tax Reserve Account**" has the meaning set forth in Section 2.3.

"**Tax Liability Reserve Amount**" has the meaning set forth in Section 2.2(a).

"**Tax Return**" means any return, report or statement filed or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof) with a Taxing Authority.

"**Third Party Claim**" has the meaning set forth in Section 7.3(a).

"**Threshold**" has the meaning set forth in Section 7.1(a)(E).

"**Transfer Taxes**" has the meaning set forth in Section 8.3.

"**Treasury Regulations**" means the final, temporary or proposed regulations promulgated by the Treasury Department under the Code and any reference to a Treasury Regulation that is amended, revised or otherwise superseded subsequent to the date hereof shall be interpreted as referring to the Treasury Regulation prior to such change so as to achieve the result originally intended by the Parties.

"**Unresolved Claim**" has the meaning set forth in Section 7.4(e).

ARTICLE II

PURCHASE AND SALE OF THE SHARES

SECTION 2.1. Purchase and Sale.

Upon the terms and subject to the conditions of this Agreement, at the Closing, Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, the Acquired Company Shares, free and clear of all Liens (other than restrictions on transfer in respect of the Acquired Company Shares that arise out of the Securities Act) for purchase price per share equal to $14.25 (the "**Purchase Price Per Share**") and the aggregate purchase price for the Acquired Company Shares shall be referred to as the "**Purchase Price**").

SECTION 2.2. Payment of Purchase Price. At the Closing, Buyer shall pay to the Sellers as follows:

(a) AIFHT. Buyer shall pay the following amounts in respect of the portion of the Purchase Price payable to AIFHT:

(i) To pay an amount equal to fifty percent (50%) of the principal amounts due under loans payable to directors of the Acquired Company described in Section 2.2(a) of the Company Disclosure Letter (the "**OPRe Loans**"), including accrued and unpaid interest, fees and other amounts due thereunder, as of the Closing Date pursuant to pay-off letters received from the holders of the OPRe Loans, in form and substance reasonably satisfactory to Buyer at least five (5) Business Days prior to the Closing Date;

(ii) To pay an amount equal to the principal amount of the FCB Loans, plus all accrued and unpaid interest, fees and other amounts due thereunder, as of the Closing Date pursuant to a pay-off letter received from FCB, in form and substance reasonably satisfactory to Buyer;

(iii) To pay an amount equal to fifty percent (50%) of the principal amount of the loans outstanding against (A) the Split Dollar Policies, (B) the Shebel Split Dollar Policies and (C) the Other Life Policies, including accrued and unpaid interest, fees and other amounts due thereunder (such loans, other than loans outstanding against the Shebel Split Dollar Policies or Other Life Policies on the life of Mr. Shebel, collectively, the "**Policy Loans**"), as of the Closing Date pursuant to a pay-off letter received from issuing carriers of the Split Dollar Policies, Shebel Split Dollar Policies and Other Life Policies;

(iv) An amount necessary to repay in full the principal amount of the AIF Loans, plus all accrued and unpaid interest, fees and other amounts due thereunder, as of the Closing Date pursuant to a schedule prepared by the Acquired Company and delivered to AIF and Buyer at least three (3) Business Days prior to the Closing Date;

(v) To hold in the Tax Reserve Account the amount specified in Section 2.2(a) of the Company Disclosure Letter as the "Seller Tax Liability Reserve Amount" less the IRS Audit Deposit, if any (the "**Seller Tax Liability Reserve Amount**");

(vi) To the Internal Revenue Service the amount, if any, specified by written notice from AIFHT to Buyer at least five (5) Business Days prior to the Closing Date (the "**IRS Audit Deposit**") pursuant to wire instructions set forth in such notice;

(vii) To the Escrow Agent to be held in the Escrow Account pursuant to the Escrow Agreement an amount equal to AIFHT's Pro Rata Share of the Escrow Amount; and

(viii) To AIFHT an amount equal to the balance of the Purchase Price payable to AIFHT after application of the above amounts in cash by wire transfer of readily available funds to an account specified by AIFHT to the Buyer in writing at least two (2) Business Days prior to the Closing Date.

(b) Management Stockholders. Buyer shall pay the following amounts in respect of the portion of the Purchase Price payable to each Management Stockholder:

(i) To AIFHT an amount equal to the principal amount of any Option Exercise Loan or Option Exercise Price payable by such Management Stockholder, including accrued and unpaid interest, fees and other amounts due thereunder, as of the Closing Date pursuant to a loan pay-off and option exercise price schedule provided by AIFHT and the Seller Representatives for the Management Stockholders and for the Non-Management Stockholders to the Company at least five (5) Business Days prior to the Closing Date (the "**Option Loan and Exercise Schedule**");

(ii) To the Escrow Agent to be held in the Escrow Account pursuant to the Escrow Agreement an amount equal to such Management Stockholder's Pro Rata Share of the Escrow Amount; and

(iii) To such Management Stockholder an amount equal to the balance of the Purchase Price payable to such Management Stockholder after application of the above amounts in cash by wire transfer of readily available funds to the account or accounts specified in a written notice provided by the Acquired Company to Buyer at least five (5) Business Days prior to the Closing Date.

(c) Non-Management Stockholders. Buyer shall pay the following amounts in respect of the portion of the Purchase Price payable to each Non-Management Stockholder

(i) To AIFHT an amount equal to the principal amount of any Option Exercise Loan or Option Exercise Price payable by such Non-Management Stockholder, including accrued and unpaid interest, fees and other amounts due thereunder, as of the Closing Date pursuant to the Option Loan and Exercise Schedule;

(ii) To the Escrow Agent to be held in the Escrow Account pursuant to the Escrow Agreement an amount equal to such Non-Management Stockholder's Pro Rata Share of the Escrow Amount; and

(iii) To such Non-Management Stockholder an amount equal to the balance of the Purchase Price payable to such Non-Management Stockholder after application of the above amounts in cash by wire transfer of readily available to the account or accounts

specified in a written notice provided by the Acquired Company to Buyer at least five (5) Business Days prior to the Closing Date.

SECTION 2.3. Tax Liability Reserve Amount.

(a) The Tax Liability Reserve Amount shall be held by the Buyer in a separate interest-bearing account (the "**Tax Reserve Account**"). Funds held in the Tax Reserve Account shall be disbursed by the Buyer to pay pursuant to any Final Determination under the AIIS Tax Audit amounts payable by the Acquired Company or any of its Subsidiaries with respect to (i) all Taxes, penalties, interest and other costs and expenses resulting from potential recharacterization or nondeductibility of amounts paid as royalties by the Acquired Company or any of its Subsidiaries to AIFHT prior to the Closing Date pursuant to the Royalty Agreement or any other royalty or similar arrangement; and (ii) one-half (50%) of all other Taxes, penalties, interest and other costs and expenses (the "**Other Audit Payments**"); provided that any such disbursement shall be reduced (x) by any portion of such Final Determination that shall be satisfied from the IRS Audit Deposit or (y) in the case of Other Audit Payments relating to Tax years 2004 or later, to the extent of any reserve as of the Closing Date established by the Acquired Company on account of any claim for Taxes for such Tax years that shall be the subject of such Final Determination.

(b) After the Final Determination of the AIIS Tax Audit and the payment of any and all obligations determined thereunder, any portion of the Tax Liability Reserve Amount, including earnings thereon remaining after the payments made pursuant to Section 2.3(a) shall be paid to AIFHT.

SECTION 2.4. Closing. Unless this Agreement shall have been terminated pursuant to Section 9.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article V, the closing of the purchase and sale of the Acquired Company Shares (the "**Closing**") shall take place at 10:00 a.m. on the date that is five (5) Business Days following receipt of the OIR Approval at the offices of Edwards Angell Palmer & Dodge LLP, West Palm Beach, Florida, unless another date, time or place is agreed to in writing by the Parties. The actual date and time of Closing are herein referred to as the "**Closing Date**."

SECTION 2.5. Closing Deliveries. At the Closing, the Parties shall take the following actions:

(a) Sellers shall deliver to Buyer:

(i) receipt evidencing receipt by Sellers of payment and delivery by Buyer of the Purchase Price payable to the Sellers in cash pursuant to Section 2.2;

(ii) certificates representing the Acquired Company Shares to be transferred by Seller, duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and accompanied by all requisite stock transfer tax stamps;

(iii) the Ancillary Documents executed by all parties thereto other than the Buyer or its respective Affiliates;

(iv) copies (or other evidence) of all valid approvals or authorizations of, filings or registrations with, or notifications to, all Governmental Entities required to be obtained, filed or made by the Acquired Company or Sellers in satisfaction of Section 5.1(a) and 5.2(c);

(v) duly executed certificate of non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations thereunder;

(vi) the officer's certificates contemplated in Sections 5.2(a) and (b);

(vii) opinions of counsel to the Acquired Company, AIFHT, each other Seller and AIF dated as of the Closing Date in form and substance reasonably satisfactory to Buyer; and

(viii) all such additional instruments, documents and certificates provided for by this Agreement or as may be reasonably requested by Buyer in connection with the closing of the transactions contemplated by this Agreement.

(b) Buyer shall deliver to the Seller Representatives:

(i) evidence of the payments required to be made by Buyer pursuant to Section 2.2

(ii) copies (or other evidence) of all valid approvals or authorizations of, filings or registrations with, or notifications to, all Governmental Entities required to be obtained, filed or made by Buyer in satisfaction of Section 5.1(a) or 5.3(c);

(iii) the officer's certificate contemplated in Sections 5.3(a) and (b); and

(iv) an opinion of counsel to the Buyer dated as of the Closing Date in form and substance reasonably satisfactory to Seller Representatives;

(v) all such additional instruments, documents and certificates provided for by this Agreement or as may be reasonably requested by Seller Representative in connection with the closing of the transactions contemplated by this Agreement.

SECTION 2.6. Proceedings at Closing. All proceedings to be taken, and all documents to be executed and delivered by the Parties, at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

SECTION 2.7. Withholding. Buyer shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as Buyer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts

are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made.

SECTION 2.8. Seller Representatives. As, and by executing this Agreement, each of the Management Stockholders, as a group, the Non-Management Stockholders, as a group, and AIFHT shall be deemed to have approved the designation of the respective Seller Representative designated by them as their attorneys-in-fact and agent for and on behalf of each such Seller or group of Sellers and their respective heirs, successors and assigns with full power in the names the Management Stockholders, Non-Management Stockholder and AIFHT, as applicable and on their behalf to act according to the terms of this Agreement in the absolute discretion of the applicable Seller Representative, asserting or defending claims for indemnification under ARTICLE VII or VIII and the taking by the Seller Representative of any and all actions and the making of any decisions required or permitted to be taken by the Seller Representative or the Seller or the group of Sellers for whom such Seller Representative shall have been designated under this Agreement, including the exercise of the power to: (i) agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any indemnification claims under ARTICLE VII or VIII; (ii) litigate, arbitrate, resolve, settle or compromise any claim for indemnification made pursuant to ARTICLE VII or VIII; and (iii) take all actions necessary in the judgment of the Seller Representative for the accomplishment of the foregoing. The powers of attorney granted under this Section 2.8, and all authority hereby conferred shall be irrevocable and shall not be terminated by any act of any such Seller, by operation of law, whether by such person's death, disability, protective supervision or any other event. The Seller Representatives shall have authority and power to act on behalf of the Seller or the group of Sellers for whom such Seller Representative shall have been designated with respect to the disposition, settlement or other handling of all claims under ARTICLE VII or VIII and all rights or obligations arising under ARTICLE VII or VIII. Each such group of Sellers or Seller shall, to the fullest extent permitted by law, be bound by all actions taken and documents executed by their Seller Representative in connection with ARTICLE VII or VIII, and Buyer shall be entitled to rely on any action or decision of the Seller Representative. Notwithstanding the powers of attorney granted in this Section 2.8, no agreement, instrument, acknowledgement or other act or document shall be ineffective solely by reason of a Seller (instead of the applicable Seller Representative) having signed or given the same directly.

SECTION 2.9. IRS Audit Deposit.

(a) After Final Determination of the AIIS Tax Audit and the payment of any and all obligations determined thereunder, any portion of the IRS Audit Deposit, including earnings thereon, that shall be received by the Acquired Company shall be paid to AIFHT promptly following the receipt thereof.

(b) In the event that the Internal Revenue Service shall apply any portion of the IRS Audit Deposit to pay (i) Taxes due pursuant to the AIIS Tax Audit that shall be in excess of the amount that would have been payable from the Tax Reserve Account pursuant to Section 2.3, if there had been no IRS Audit Tax Deposit, or (ii) Taxes (other than pursuant to the AIIS Tax Audit), Buyer shall cause the Acquired Company to pay the amount so applied to AIFHT; provided that a payment by the Acquired Company with respect to a Tax described in subsection

(ii) shall not limit the indemnification rights of the Buyer or the Acquired Company pursuant to Article VIII with respect to such Tax.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties as to Acquired Company and AIIC. The Acquired Company represents and warrants to Buyer as follows:

(a) Organization, Standing and Power. (i) The Acquired Company is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite corporate power and authority to own its assets and to carry on its business as currently conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing or where the failure to have such power and authority has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Company is duly qualified to do business and is in good standing (where applicable) as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business as currently conducted requires such qualification, except for those jurisdictions where the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Acquired Company has made available to Buyer true and complete copies of the certificate of incorporation, by laws and other similar organizational documents of the Acquired Company and each Acquired Company subsidiary.

(ii) AIIC is a Florida domiciled insurer, duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite corporate power and authority to own its assets and to carry on its business as currently conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing or where the failure to have such power and authority has not had and would not reasonably be expected to have a Company Material Adverse Effect. AIIC is duly qualified to do business and is in good standing (where applicable) as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business as currently conducted requires such qualification, except for those jurisdictions where the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Capital Stock of the Acquired Company. (i) Section 3.1(b)(i) of the Disclosure Schedule sets forth the amount and class of authorized capital stock of the Acquired Company and any options, warrants, convertible or exchangeable securities or rights that may result in the issuance of shares of capital stock, voting securities or equity interests ("**Convertible Securities**") of the Acquired Company, the amount and class of its outstanding capital stock, the record and beneficial owner or owners of its outstanding capital stock, all of

which shares and Convertible Securities are owned free and clear of all Liens, and whether any capital stock is held in the treasury.

(ii) Section 3.1(b)(ii) of the Company Disclosure Letter sets forth a true and complete list of each Person in which the Acquired Company owns directly or indirectly more than five percent (5%) of the outstanding common stock, any other voting stock or similar equity securities thereof (including options, warrants, rights, commitments or agreements to acquire such equity securities) or otherwise possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any Person. The Acquired Company owns of record and beneficially all of the outstanding capital stock and other equity interests of AIIC and each other Acquired Company Subsidiary free and clear of all Liens. There are no bonds, debentures, notes or other indebtedness having voting rights (or that are convertible or exchangeable into securites having such rights) in or of the Acquired Company or any Acquired Company Subsidiary. All of the outstanding shares of capital stock or other equity interests of each Acquired Company Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to, or issued in violation of any, preemptive rights.

(iii) Except as set forth in Section 3.1(b)(iii) of the Company Disclosure Letter, there are no outstanding options, warrants, convertible securities or rights, agreements, arrangements or commitments relating to the Acquired Company Shares or the equity interests in any Acquired Company Subsidiary or obligating any Seller or any of its Affiliates, at any time or upon the occurrence of certain events, to offer, issue, sell, transfer, vote or otherwise dispose of any Acquired Company Shares or any capital stock or other equity interests of any Acquired Company Subsidiary.

(c) Non-Contravention; Consents. (i) Except as set forth in Section 3.1(c)(i) of the Company Disclosure Letter and except as may result from any facts or circumstances relating to Buyer or any of its Affiliates, the execution, delivery and performance by Sellers of this Agreement does not, and the consummation of any of the transactions contemplated hereby will not, (A) conflict with any of the provisions of the articles of incorporation or bylaws or the comparable documents of the Acquired Company or any Acquired Company Subsidiary, (B) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under or give rise to a right of termination under, any material contract, agreement, permit, license or instrument to which the Acquired Company or any Acquired Company Subsidiary is a party and to which a Person (other than a Governmental Entity) is a party or (C) subject to the matters referred to in Section 3.1(c)(ii), contravene any Requirement of Law applicable to the Acquired Company or any Acquired Company Subsidiary, except, in the case of clauses (B) and (C), for such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No consent, approval or authorization of, or declaration or filing with, or notice to, any domestic or foreign court, governmental or regulatory authority or agency (a "**Governmental Entity**") is required by or with respect to any Seller, the Acquired Company or any Acquired Company Subsidiary in connection with the execution and delivery of this Agreement by Sellers or the consummation of any of the transactions contemplated hereby, except for (A) the approvals, filings and notices required under the insurance Laws of the jurisdictions in which AIIC is organized or transacts the business of insurance, (B) such other

consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c)(ii) of the Company Disclosure Letter and (C) such other consents, approvals, authorizations, declarations, filings or notices that are not required to be identified in clauses (A) or (B) which the failure to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

(iii) No consent, approval or authorization of, or declaration or filing with, or notice to, any Person (other than a Governmental Entity) is required by or with respect to any Seller or the Acquired Company in connection with the execution and delivery of this Agreement by Sellers or the consummation of any of the transactions contemplated hereby under any Applicable Contract, Intellectual Property License or Lease, except for (A) such consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.1(c)(iii) of the Company Disclosure Letter (which shall include but not be limited to any consents required under any Contract or Lease) and (B) such other consents, approvals, authorizations, declarations, filings or notices that are not required to be identified in clause (A) which the failure to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

(d) Financial Statements. (i) True and correct copies of the following are attached as Section 3.1(d)(i) of the Company Disclosure Letter: (A) an audited consolidated GAAP income statements for the Acquired Company for the years ended December 31, 2004, 2005 and 2006; and (B) the audited consolidated GAAP balance sheets of the Acquired Company as of December 31, 2004, 2005 and 2006 (the items in (A) and (B) collectively, the "**Financial Statements**"); (C) the audited statutory balance sheets of AIIC as of December 31, 2004, 2005 and 2006; (D) the audited statutory statements of operations of AIIC for the years ended December 31, 2004, 2005 and 2006 (the items in (C) and (D) collectively, the "**SAP Financial Statements**").

(ii) Except as set forth in Section 3.1(d)(ii) of the Company Disclosure Letter or disclosed in the notes, exhibits or schedules to the Financial Statements or the SAP Financial Statements, (A) the Financial Statements were prepared in all material respects in accordance with GAAP and present fairly in all material respects the consolidated financial condition of the Acquired Company as of their respective dates and the consolidated results of operations of the Acquired Company for the periods then ended, and (B) the SAP Financial Statements were prepared in accordance with SAP and present fairly in all material respects the statutory financial condition of AIIC as of their respective dates and the results of operations of AIIC for the periods then ended. The SAP Financial Statements complied in all material respects with all applicable laws when filed, and no material deficiency has been asserted in writing by a Governmental Entity that has not been cured.

(iii) The books and records of the Acquired Company and its Subsidiaries have been, and are being maintained in all material respects in accordance with GAAP (except for those relating to the SAP Financial Statements that have been, and are being maintained in all material respects in accordance with SAP) and any other applicable legal and accounting requirements and reflect only actual transactions.

(iv) Except as set forth in Section 3.1(d)(iv) of the Company Disclosure Letter, the aggregate reserves for payment of benefits, losses, claims and expenses under all insurance policies and contracts of AIIC, including reserves as to loss adjustment expenses, unallocated loss adjustment expenses and losses that have been incurred but not reported, have been reviewed by outside actuaries and have been found to be adequate and determined in accordance with SAP or GAAP, as applicable, consistently applied throughout the specified period and, in all cases, were calculated, in all material respects, in accordance with generally accepted actuarial principles.

(v) All premiums receivable are collectible net of the respective reserves shown on the Financial Statements by AIIC in the ordinary course of business.

(e) Absence of Undisclosed Liabilities. The Acquired Company and the Acquired Company Subsidiaries have no liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (i) as disclosed or reserved against in the Financial Statements or the SAP Financial Statements, including the notes thereto, (ii) as disclosed in Section 3.1(e) of the Company Disclosure Letter and (iii) for liabilities or obligations that were incurred in the ordinary course of business consistent with past practice since December 31, 2006.

(f) Intentionally Omitted.

(g) Labor Matters. Except as set forth in Section 3.1(g) of the Company Disclosure Letter, (i) neither the Acquired Company nor any Acquired Company Subsidiary is a party to any labor or collective bargaining agreement or other agreement with any labor organization applicable to any Employees (ii) to the Knowledge of the Acquired Company, no union organizing activities among Employees are occurring and (iii), there are no pending or, to the Knowledge of the Acquired Company, threatened complaints, charges or claims against the Acquired Company or any Acquired Company Subsidiary in connection with or relating to the employment or termination of employment of any Person. The Acquired Company and each Acquired Company Subsidiary is in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment (including termination of employment), wages, hours of work, occupational safety and health, and worker classification, and are not engaged in any unfair labor practices. Neither the Acquired Company nor any Acquired Company Subsidiary has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to employees and, to the Knowledge of the Acquired Company, no such investigation is in progress. Since December 31, 2005 no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes have occurred or have been threatened in writing, involving the Acquired Company or any Acquired Company Subsidiary. Neither the Acquired Company nor any Acquired Company Subsidiary has implemented any "plant closing" or "mass layoff" of employees that would reasonably be expected to require notification under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Sections 2101-2109 and related regulations, as amended (the "WARN Act") or any similar state or local Law and no such "plant closing" or "mass layoff" will be implemented before the Closing Date without advance

notification to and approval of Buyer, and there has been no "employment loss" as defined by the WARN Act within the ninety (90) days prior to the Closing Date.

(h) Absence of Certain Changes or Events. Since December 31, 2006, the Acquired Company and each Acquired Company Subsidiary has conducted its business in all material respects in the ordinary course. Except (i) as contemplated or permitted by this Agreement; (ii) as disclosed in Section 3.1(h) of the Company Disclosure Letter; or (iii) as required by Law, during the period from December 31, 2006 to the date hereof, neither the Acquired Company nor any Acquired Company Subsidiary has performed any of the actions listed in Section 4.1.

(i) Benefit Plans. (i) Each Employee Benefit Plan is listed in Section 3.1(i)(i) of the Company Disclosure Letter. With respect to each Employee Benefit Plan, true, correct and complete copies of the following documents (if applicable), have been delivered or made available to Buyer or its counsel: (A) the most recent plan document constituting the Employee Benefit Plan and all amendments thereto, and any related trust documents, (B) the most recent summary plan description and all related summaries of material modifications, (C) the Form 5500 and attached schedules filed with the Internal Revenue Service for the past three (3) fiscal years, (D) the financial statements and actuarial valuations for the past three (3) fiscal years (including Financial Accounting Standards Board report nos. 87, 106 and 112), (E) the most recent Internal Revenue Service determination letter, (F) all trust agreements, plan contracts with service providers or with insurers providing benefits to participants or liability insurance for fiduciaries or bonding; (G) any notices or other communications provided to any participants in any Employee Benefit Plan and any correspondence to or with any governmental entity relative to any Employee Benefit Plan, and (H) a description of any non-written Employee Benefit Plan.

(ii) Except as set forth in Section 3.1(i)(ii) of the Company Disclosure Letter, the Acquired Company and each Acquired Company Subsidiary have performed and complied in all material respects with all of their respective obligations under or with respect to the Employee Benefit Plans. Each Employee Benefit Plan is in material compliance with all applicable requirements of ERISA, the Code and other applicable Laws and have been established, funded and administered in accordance with their terms and such Laws. Each Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter as to its qualification (or the Acquired Company or an Affiliate has submitted, or is within the remedial amendment period for submitting, an application for a determination letter with the Internal Revenue Service and is awaiting receipt of a response) and, to the Knowledge of the Acquired Company, nothing has occurred that would reasonably be expected to adversely affect such qualification. No corrections (including, without limitation, self-corrections) have been made with respect to any Employee Benefit Plan pursuant to any correction program of the Internal Revenue Service, the U.S. Department of Labor, or any other agency, nor has any situation been identified for which a correction was required to have been made.

(iii) Except as set forth in Section 3.1(i)(iii) of the Company Disclosure Letter or for ordinary and usual claims by participants and beneficiaries for benefits, there are no pending or, to the Knowledge of the Acquired Company, threatened audits, claims or litigation

with respect to any Employee Benefit Plan and there are no facts or circumstances which could reasonably be expected to give rise to such audits, actions, suits or litigation.

(iv) None of the Employee Benefit Plans is subject to Title IV of ERISA or to the funding requirements of Section 412 of the Code or Section 302 of ERISA, and neither the Acquired Company, any Acquired Company Subsidiary nor any of its ERISA Affiliates have ever had any obligation to or liability for (contingent or otherwise) with respect to any such Benefit Plan or to any multiple employer plan within the meaning of Sections 4063 or 4064 of ERISA.

(v) No event has occurred and no condition exists that would reasonably be expected to subject the Acquired Company nor any of its ERISA Affiliates to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations, including, without limitation, Sections 412, 4971, 4975 or 4980B of the Code, Title IV or ERISA or Sections 302, 406, 409 or 502 of ERISA.

(vi) Except as set forth in Section 3.1(i)(vi) of the Company Disclosure Letter, all employees of the Acquired Company and each Acquired Company Subsidiary are employed at will, and there are no employment, retention or other similar agreements in effect between an Employee and the Acquired Company.

(vii) Neither the Acquired Company nor any Acquired Company Subsidiary is a participant in any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA), or has any unsatisfied withdrawal liability under Title IV of ERISA. Neither the Acquired Company nor any ERISA Affiliate has maintained, been required to contribute to, or been required to pay any amount with respect to any such plan within the past six years.

(viii) Except as set forth in Section 3.1(i)(viii) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in combination with any other event, (A) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee or director of the Acquired Company or any Acquired Company Subsidiary, (B) increase any benefits payable under any Employee Benefit Plan, or (C) result in any acceleration of the time of payment or vesting of any such compensation or benefits. Neither the Acquired Company nor any Acquired Company Subsidiary has announced any type of plan or binding commitment to (X) create any additional Employee Benefit Plan, (Y) enter into any agreement with any current or former employee or director, or (Z) amend or modify any existing Employee Benefit Plan or agreement with any current or former employee or director.

(ix) All contributions and premiums (including all employer contributions and employee salary reduction contributions) that are due with respect to any Employee Benefit Plan have been made within the time periods prescribed by applicable Law or by the terms of such Employee Benefit Plan or any agreement relating thereto to the respective Employee Benefit Plan, and all contributions, liabilities or expenses of any Employee Benefit Plan (including workers' compensation) for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on the relevant balance sheet in accordance with GAAP on or prior to the Closing Date.

(x) Except as set forth in Section 3.1(i)(x) of the Company Disclosure Letter and for health care continuation requirements under Section 4980B of the Code and Part 6 of Subtitle I of ERISA ("COBRA") or applicable state Law, neither the Acquired Company nor any Acquired Company Subsidiary has any obligations for health or life benefits (whether or not insured) to any current or former employee or director (or dependent thereof) after his or her termination of employment or service with the Acquired Company or any Acquired Company Subsidiary. All group health plans of the Acquired Company and each Acquired Company Subsidiary have been operated in compliance in all material respects with the applicable requirements of COBRA.

(xi) Except as otherwise required by applicable law, each Employee Benefit Plan may be amended, terminated, modified or otherwise revised, as provided in the Employee Benefit Plan on and after the Closing, without further liability to the Acquired Company or any Subsidiary (excluding ordinary administrative expenses and routine claims for benefits).

(xii) Each Employee Benefit Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code and associated Treasury Department guidance, including IRS Notice 2005-1 and Proposed Treasury Regulations at 70 Fed. Reg. 57930 (October 4, 2005) has either (i) has been operated in full compliance with Code Section 409A since January 1, 2005, or (ii) is not subject to the requirements of Section 409A.

(j) Taxes. Except as set forth in Section 3.1(j) of the Company Disclosure Letter:

(i) The Acquired Company and each Subsidiary have timely filed all Tax Returns required to be filed (determined without regard to extensions) on or before the date hereof. The Acquired Company and each Subsidiary have paid all Taxes owed (whether or not shown, or required to be shown, on Tax Returns) on or before the date hereof. Each of the Acquired Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. All Tax Returns filed by the Acquired Company and the Subsidiaries were complete and correct in all respects, and such Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status and other matters of the Acquired Company and the Subsidiaries and any other information required to be shown thereon. All required estimated Tax payments sufficient to avoid any underpayment penalties have been made by or on behalf of the Acquired Company and its Subsidiaries. None of the Tax Returns filed by the Acquired Company or any Subsidiary contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). There are no liens for Taxes upon any of the Acquired Company's or any Subsidiary's assets, other than Liens for Taxes not yet due and payable.

(ii) None of the Tax Returns filed by the Acquired Company or any Subsidiary or Taxes payable by the Acquired Company or any Subsidiary have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination,

deficiency or assessment is currently pending or, to the knowledge of the Acquired Company, threatened.

(iii) Neither the Acquired Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return, and neither the Acquired Company nor any Subsidiary has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Acquired Company or any Subsidiary, as of the date hereof, are set forth in Section 3.1(j) of the Seller Disclosure Letter. Neither the Acquired Company nor any of its Subsidiaries is subject to, nor has applied for any private letter ruling of the Internal Revenue Service or comparable rulings of any Taxing Authority. Neither the Acquired Company nor any of its Subsidiaries nor any other Person on its behalf has granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

(iv) Neither the Acquired Company nor any Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law) executed on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in United States Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax law), (D) installment sale or open transaction made on or prior to the Closing Date, or (E) prepaid amount received on or prior to the Closing Date.

(v) Neither the Acquired Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. None of the shares of outstanding capital stock of the Acquired Company or any Subsidiary is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. No portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law.

(vi) None of the assets of the Acquired Company or any Subsidiary directly or indirectly secures any debt, the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Acquired Company or any Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. None of the assets of the Acquired Company or any Subsidiary is subject to a "section 467 rental agreement" as defined in Section 467 of the Code. Neither the Acquired Company nor any Subsidiary is a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Neither the Acquired Company nor any Subsidiary has ever filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations and Section 341(f)(2) does not apply to any of the Acquired Company's or any Subsidiary's assets. Neither the Acquired Company nor any Subsidiary is, or

has been, a U.S. real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii), of the Code. Neither the Acquired Company nor any Subsidiary owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property. Neither the Acquired Company nor any Subsidiary owns, or has owned, any assets prior to August 10, 1993 that are "Section 197 Intangibles" within the meaning of Section 197 of the Code.

(vii) Neither the Acquired Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(viii) Neither the Acquired Company nor any Subsidiary has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated by this Agreement). Neither the Acquired Company nor any Subsidiary has ever (i) made an election under Section 1362 of the Code to be treated as an S corporation for federal income tax purposes or (ii) made a similar election under any comparable provision of any state, local or non-U.S. Tax law. Neither the Acquired Company nor any Subsidiary has ever been a personal holding company within the meaning of Section 542 of the Code. Neither the Acquired Company nor any Subsidiary owns, directly or indirectly, any interests in an entity that has been or would be treated as a "passive foreign investment company" within the meaning of Section 1297 of the Code or as a "controlled foreign corporation" within the meaning of Section 957 of the Code.

(ix) Neither the Acquired Company nor any Subsidiary is a party to any Tax sharing agreement or similar arrangement (including, but not limited to, an indemnification agreement or arrangement). Neither the Acquired Company nor any Subsidiary has ever been a member of a group filing a consolidated federal income Tax Return or a combined, consolidated, unitary or other affiliated group Tax Return for state, local or non-U.S. Tax purposes (other than a group the common parent of which is the Company), and neither the Acquired Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or non-U.S. Tax law), or as a transferee or successor, or by contract, or otherwise.

(x) The unpaid Taxes of the Acquired Company and its Subsidiaries does not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Financial Statements dated December 31, 2006, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the reasonable past custom and practice of the Acquired Company and its Subsidiaries in filing Tax Returns. Neither the Acquired Company nor any Subsidiary will incur any liability for Taxes from December 31,

2006 through the Closing Date other than in the ordinary course of business and consistent with reasonable past practice.

(xi) Section 3.1(j) of the Company Disclosure Letter contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Acquired Company or any Subsidiary. No claim has ever been made by a Tax Authority in a jurisdiction where the Acquired Company or any Subsidiary does not file Tax Returns that the Acquired Company or any Subsidiary is or may be subject to Tax in that jurisdiction. Neither the Acquired Company nor any Subsidiary has, or has ever had, a permanent establishment or other taxable presence in any foreign country, as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between the United States and such foreign country.

(xii) Section 3.1(j) of the Company Disclosure Letter lists all Tax Returns filed with respect to any of the Acquired Company and its Subsidiaries for taxable periods ended on or after December 31, 2003. The Acquired Company has delivered to the Buyer correct and complete copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Acquired Company or any of its Subsidiaries since December 31, 2003. Schedule 3.1(j) of the Seller Disclosure Letter sets forth the following information with respect to each of the Acquired Company and its Subsidiaries (or, in the case of clause (B) below, with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Acquired Company or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account); (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Acquired Company or Subsidiary; and (D) the amount of any deferred gain or loss allocable to the Acquired Company or Subsidiary arising out of any deferred intercompany transaction.

(xiii) Neither the Acquired Company nor any Subsidiary has (i) participated or engaged in any transaction, or taken any Tax Return position, described in Treasury Regulation Section 301.6111-2(b)(2) (or any corresponding or similar provision of state, local or non-U.S. Tax law) or (ii) participated or engaged in any "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Tax law).

(xiv) The Acquired Company and its Subsidiaries are not and never have been a party to a transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction and all transactions and agreements (whether written or oral) between or among the Acquired Company and any Subsidiary (or any of their Affiliates) and/or the terms thereof have been conducted in an arm's length manner consistent with the Acquired Company's and its Subsidiaries' transactions or agreements with unrelated third parties.

(k) Compliance with Applicable Law. Except as set forth in Section 3.1(k) of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect, (i) the Acquired Company and each Acquired Company Subsidiary has in full force and effect all federal, state, municipal, local and foreign governmental approvals,

authorizations, consents, licenses, permits and rights (collectively, "**Permits**") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted and (ii) is in compliance with all applicable Requirements of Law, and (iii) no suspension or cancellation of any of such Permits is pending, or to the Knowledge of the Acquired Company, threatened. Neither the Acquired Company nor any Acquired Company Subsidiary has received written notice from (nor does the Acquired Company have other Knowledge of) any Governmental Entity asserting noncompliance with any law where such noncompliance would reasonably be expected to have a Company Material Adverse Effect. The Acquired Company and each Acquired Company Subsidiary is in compliance with its policies applicable to the collection, use and disclosure of personal or private information of customers or consumers. Assuming that the consents and approvals contemplated by Section 3.1(c) hereof, including the OIR Approval, are obtained, no Permit shall be terminated or materially impaired or become terminable, in whole or in part, as a result of the consummation of the transactions contemplated hereby, except where such termination or impairment would not reasonably be expected to have a Company Material Adverse Effect.

(l) Litigation. Except as set forth in Section 3.1(l) of the Company Disclosure Letter or as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, there is no suit, action, proceeding or arbitration (excluding those relating to policies or contracts of insurance written, by AIIC in the ordinary course of business) or formal or informal investigation, audit or examination (whether civil, criminal, administrative or otherwise but, in the case of investigations, audits or examinations only such as have been announced, posted, published or reported or of which the Sellers have knowledge) pending or, to the Knowledge of the Acquired Company, threatened against the Acquired Company or any Acquired Company Subsidiary. Except as set forth in Section 3.1(l) of the Company Disclosure Letter, there is no judgment, decree, injunction or order of any Governmental Entity or arbitrator outstanding against any Seller or the Acquired Company or any Acquired Company Subsidiary that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 3.1(l) of the Disclosure Schedule, there is no suit, action, proceeding or arbitration pending or, to the Knowledge of the Acquired Company, threatened in writing against or affecting any Seller, any affiliate of a Seller, the Acquired Company or any Acquired Company Subsidiary that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to materially impair the ability of any Seller to consummate any of the transactions contemplated by this Agreement. To the knowledge of the Acquired Company, no officer or director of the Acquired Company or any Acquired Company Subsidiary is a defendant in any action, suit, claim, hearing, proceeding, arbitration or mediation or, to the Knowledge of the Acquired Company, the subject of any formal or informal investigation, audit or examination (whether civil, criminal, administrative or otherwise) by any Governmental Entity in connection with his or her status as an officer or director of the Acquired Company. To the knowledge of the Acquired Company, there are no formal or informal inquiries or investigations by any Governmental Entity pending or, to the Knowledge of the Acquired Company, threatened regarding any accounting, internal control or disclosure practices of the Acquired Company or any Acquired Company Subsidiary. To the knowledge of the Acquired Company, no officer, director or employee of any Seller, the Acquired Company or any Acquired Company Subsidiary has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Entity from engaging

in or continuing any conduct or practice in connection with the business conducted by the Acquired Company or any Acquired Company Subsidiary.

(m) Contracts. The Acquired Company has made available to Buyer true and complete copies of each of the following types of contracts of the Acquired Company or any Acquired Company Subsidiary (collectively, the "**Applicable Contracts**"), all of which are listed in Section 3.1(m) of Company Disclosure Letter.

(i) Contracts and agreements with any present or former officer, director, trustee or employee of the Acquired Company or any Acquired Company Subsidiary (including employment agreements and agreements evidencing loans or advances to any such Person or any affiliate of such Person), other than (x) contracts and agreements that by their terms may be terminated by the Acquired Company or the applicable Acquired Company Subsidiary with notice of not more than 60 days, and (y) contracts and agreements relating to severance or retention payments not in excess of $10,000 in any one case;

(ii) contracts and agreements containing any provision or covenant limiting the ability of the Acquired Company or any Acquired Company Subsidiary to engage in any line of business, the manner in which business is to be conducted, to compete with any Person or to do business with any Person or in any location or geographic area;

(iii) mortgages, indentures, loan or credit agreements, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit to or by the Acquired Company or any Acquired Company Subsidiary or the direct or indirect guarantee by the Acquired Company or any Acquired Company Subsidiary of any obligation of any Person for borrowed money or other financial obligation of any Person or any other liability of the Acquired Company or any Acquired Company Subsidiary in respect of indebtedness for borrowed money or other financial obligations of any Person, in any case in excess of $10,000;

(iv) the Leases and any other leases, subleases or licenses of real property used in the conduct of the business of the Acquired Company or any Acquired Company Subsidiary and all other leases, subleases, licenses or rental or use contracts providing for annual rental payments in any case in excess of $10,000 (whether the Acquired Company or any Acquired Company Subsidiary is lessor, lessee, licensor or licensee);

(v) any reinsurance agreement to which AIIC is a party;

(vi) agency, broker, selling, marketing or similar agreements with each of the twenty-five (25) largest producers of AIIC based on gross written premiums in 2006;

(vii) asset management agreements with any other Person under which any Seller, such Affiliate or such Person manages assets of the Acquired Company or any of its Subsidiaries;

(viii) contracts and agreements under which Persons provide material information technology products or services to the Acquired Company or any Acquired Company Subsidiary and under which the annual fees in respect thereof exceed $10,000;

(ix) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements relating to the acquisition, lease or disposition of material assets or properties used in conducting the business of the Acquired Company or any Acquired Company Subsidiary or any capital stock or other equity interest of the Acquired Company, in each case that was entered into after January 1, 2003 or under which the Acquired Company or any Acquired Company Subsidiary has any executory indemnification or other continuing obligations;

(x) any contract providing for indemnification or any special purpose vehicle or other financing entity, including off balance sheet entities;

(xi) any Contract providing for future payments that are conditioned on, or that cause an event of default as a result of, a change of control of the Acquired Company or any Acquired Company Subsidiary or any similar event;

(xii) any Contract containing any restrictions on acquisitions of the equity of the counterparties thereto;

(xiii) any agreement to which Acquired Company or any Acquired Company Subsidiary is a party granting or obtaining any right to use or practice any rights under any material Intellectual Property (other than licenses for off-the-shelf standard commercially available commercial software), all material information technology service agreements, material service agreements that involve Intellectual Property and all material outsourcing agreements;

(xiv) other material Contracts not listed above.

Except as has not had and would not reasonably be expected to result in a Company Material Adverse Effect, each Applicable Contract is the legal, valid and binding obligation of the Acquired Company or the applicable Acquired Company Subsidiary and, to the Knowledge of the Acquired Company, of each other party thereto, and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding of law or in equity). Except as has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Acquired Company or the applicable Acquired Company Subsidiary nor, to the Knowledge of the Acquired Company, any other party is in violation or default of any term of any such Applicable Contract and no condition or event exists which with the giving of notice or the passage of time, or both, would constitute a violation or default of any Applicable Contract by the Acquired Company, any Acquired Company Subsidiary or any other party thereto or permit the termination, modification, cancellation or acceleration of performance of the obligations of the Acquired Company, any Acquired Company Subsidiary or any other party to the Applicable Contract.

(n) Insurance Matters. (i) The Acquired Company has made available for inspection by Buyer copies of: (A) each annual statement filed with or submitted to any insurance regulatory authority by AIIC since December 31, 2004; (B) any reports of examination (including, without limitation, financial, market conduct and similar examinations) of AIIC

issued by any insurance regulatory authority since December 31, 2004; and (C) all other material holding company filings or submissions made by any Seller, the Acquired Company or AIIC with any insurance regulatory authority since December 31, 2004. AIIC has filed all material reports, registrations, filings and submissions required to be filed with any insurance regulatory authority since December 31, 2004, except where the failure to make such filings would not reasonably be expected to have a Company Material Adverse Effect. All such reports, registrations, filings and submissions were in compliance with applicable Requirements of Law when filed or as amended or supplemented, except where such failure to be in compliance would not reasonably be expected to have a Company Material Adverse Effect.

(ii) Except as set forth in Section 3.1(n)(ii) of the Company Disclosure Letter, all insurance policy forms issued by AIIC that are required to be approved by an insurance regulatory authority, to the extent required by applicable Law, have been approved by all applicable insurance regulatory authorities or filed with and not objected to by such insurance regulatory authorities within the period provided by applicable Law for objection, except where the failure to so file or obtain such approval would not reasonably be expected to have a Company Material Adverse Effect.

(iii) Section 3.1(n)(iii) of the Company Disclosure Letter lists of Permits issued by insurance regulatory authorities to the Acquired Company or any Acquired Company Subsidiary.

(o) Regulatory Filings. Except as set forth in Section 3.1(o) of the Company Disclosure Letter and except for reports, statements, documents, registrations, filings or submissions with insurance regulatory authorities with respect to insurance matters, all reports, statements, documents, registrations, filings or submissions required to be filed by the Acquired Company or any Acquired Company Subsidiary with any Governmental Entity (the "**Other Reports**"), have been filed, except where the failure to make such filings would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.1(o) of the Company Disclosure Letter, all the Other Reports were in compliance with all applicable Requirements of Law when filed or as amended or supplemented, and no deficiencies have been asserted in writing by any such Governmental Entity with respect to any Other Report that have not been remedied, except for any non-compliance or deficiencies which would not reasonably be expected to have a Company Material Adverse Effect.

(p) Brokers. Except as set forth in Section 3.1(p) of the Company Disclosure Letter no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquired Company or any Seller.

(q) Technology and Intellectual Property. (i) Except as set forth in Section 3.1(q)(i) of the Company Disclosure Letter, and subject, as of the Closing, to Section 4.4(c), the Acquired Company and each Acquired Company Subsidiary owns or possesses, or has valid, enforceable rights or licenses to use, the patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, Internet domain names (including any registrations, licenses or rights relating to any of the foregoing), computer

software, trade secrets, inventions and know-how that are necessary to carry on its business as presently conducted free and clear of all Liens (each, an "**Intellectual Property Right**"), except where the failure to so own or possess, or have licenses to use any Intellectual Property Right, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.1(q)(i) of the Company Disclosure Letter, neither the Acquired Company nor any Acquired Company Subsidiary has received any written notice of any infringement of the rights of any third party with respect to any Intellectual Property Right that, if such infringement is determined to be unlawful, would have a Company Material Adverse Effect. The Acquired Company has no Knowledge of any infringement of or challenges to the material Intellectual Property Rights.

(ii) To the Knowledge of the Acquired Company, all Intellectual Property Rights that have been licensed by or on behalf of the Acquired Company or any Acquired Company Subsidiary are being used substantially in accordance with the applicable license pursuant to which the Acquired Company or such Acquired Company Subsidiary has the right to use such Intellectual Property Rights, except where the failure to do so would not reasonably be expected have a Company Material Adverse Effect. Section 3.1(q)(ii) of the Company Disclosure Letter describes each agreement, license or other arrangement to use relating to any licensed Intellectual Property Right, which if not licensed or available for use by the Acquired Company or such Acquired Company Subsidiary would reasonably be expected to have a Company Material Adverse Effect.

(iii) Section 3.1(q)(iii)(A) of the Company Disclosure Letter contains a complete and accurate list of (A) registered and applied for patents, trademarks, service marks, copyrights, or domain names owned or licensed by the Acquired Company or any Acquired Company Subsidiary, in each case specifying the jurisdiction in which the applicable registration has been obtained or pending application has been filed, and, where applicable, the registration or application number therefor (B) material common law trademarks and service marks owned by the Acquired Company or any Acquired Company Subsidiary and other Intellectual Property Rights owned or licensed by the Acquired Company or any Acquired Company Subsidiary. Except as set forth in Section 3.1(q)(iii)(B) of the Company Disclosure Letter, as of the date hereof, there are no claims pending or, to the Knowledge of the Acquired Company, threatened, challenging the ownership, validity or enforceability of any Intellectual Property Right owned by or licensed to the Acquired Company or any Acquired Company Subsidiary, except, in each case, for such claims that if adversely determined, would not reasonably be expected to have a Company Material Adverse Effect.

(iv) To the knowledge of the Acquired Company, neither the Acquired Company nor any Acquired Company Subsidiary has suffered a material security breach with respect to its data or systems requiring notification to employees in connection with such employees' confidential information or to customers, except, in each case, for such security breaches, which would not reasonably be expected to have a Company Material Adverse Effect.

(v) To the Knowledge of the Acquired Company, no use by the Acquired Company or any Acquired Company Subsidiary of any Intellectual Property owned by or licensed to the Acquired Company or such Acquired Company Subsidiary (A) infringes any Intellectual Property of any Person other than the Acquired Company or such Acquired

Company Subsidiary, except to the extent that such infringement, if determined to be unlawful, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (B) requires any payment for the use of such Intellectual Property of any third party (except for the payment of licensing or maintenance fees).

(r) Property. (i) Except for Intellectual Property Rights subject to Section 3.1(q) which are excluded from this Section 3.1(r), the Acquired Company and the Acquired Company Subsidiaries have good title to, or valid and subsisting leasehold interests in, all personal property and other assets on their books and reflected in the Financial Statements or in the SAP Financial Statements, as applicable, or acquired in the ordinary course of business since January 1, 2006, which would have been required to be reflected in the balance sheets included in the Financial Statements or in the balance sheets included in the SAP Financial Statements, as applicable, if acquired on or prior to January 1, 2006, except (x) for assets that have been disposed of in the ordinary course of business since January 1, 2006 and (y) where the failure to have good title or valid and subsisting leasehold interests would not reasonably be expected to have a Company Material Adverse Effect.

(ii) The Acquired Company and/or the Acquired Company Subsidiaries own the real property set forth in Section 3.1(r) of the Company Disclosure Letter.

(iii) Section 3.1(r) of the Company Disclosure Letter sets forth a true and complete listing, as of the date hereof, of all real estate Leases to which the Acquired Company or any Acquired Company Subsidiary is a party. Except as set forth in Section 3.1(r) of the Company Disclosure Letter and as would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Company or the applicable Acquired Company Subsidiary has the right to quiet enjoyment of all material property leased by any of them for the full term of each such Lease (or any renewal option) relating thereto.

(iv) Immediately after giving effect to the transactions contemplated by this Agreement the Acquired Company and each Acquired Company Subsidiary will own, possess, license, lease or have control of all tangible and intangible assets and contractual rights necessary to conduct their respective businesses in all material respects as currently conducted and as the same will be conducted on the Closing Date, all of which assets will be in working order and properly maintained.

(s) Actuarial Report. The Acquired Company has made available to Buyer copies of the Statement of Actuarial Opinions prepared by Godbold, Malpere & Co., dated as of December 31, 2004, 2005 and 2006, and all attachments, addenda, supplements and modifications thereto (together, the "**Actuarial Reports**"). The information and data furnished by AIIC to Godbold, Malpere & Co. in connection with the preparation of the Actuarial Report specified above, respectively, was accurate in all material respects and such Actuarial Report was based upon an accurate inventory of policies for AIIC at the time of preparation pursuant to actuarial specifications.

(t) Related Party Transactions. Section 3.1(t) of the Company Disclosure Letter lists all material contracts between the Acquired Company or any Acquired Company Subsidiary and any of the following Persons: (i) any Seller or any of its Affiliates (other than the

Acquired Company) and (ii) any director, officer or senior executive of any Seller, any Affiliate of any Seller, the Acquired Company or any Acquired Company Subsidiary.

(u) Reinsurance. All reinsurance treaties or agreements of AIIC reflected in the Financial Statements or the SAP Financial Statements are valid, binding and enforceable, to the Knowledge of the Acquired Company, against any other party thereto, in accordance with their terms, are in full force and effect and transfer such risk as would be required for such treaties and agreements to be properly accounted for as reinsurance, except where the failure to transfer such risk would not have a Company Material Adverse Effect. Except as set forth in Section 3.1(u) of the Company Disclosure Letter, no such treaty or agreement contains any provision providing that the other party thereto may terminate or amend such treaty or agreement by reason of the transactions contemplated by this Agreement, except where the presence of such provision would not have a Company Material Adverse Effect. AIIC is entitled to take full credit in its financial statements pursuant to applicable laws for all reinsurance ceded pursuant to any reinsurance treaty or agreement to which AIIC is a party, except where the failure to take such full credit would not have a Company Material Adverse Effect. To the Knowledge of the Acquired Company no claim or reinsurance recoverable under any such treaty or agreement is being disputed by the reinsurer party thereto. All reinsurance recoverables under such treaties and agreements (net of reserves reflected on the Financial Statements) are collectible in the ordinary course of business. AIIC has complied in all material respects with all of its obligations under such treaties and agreements and has provided the reinsurers thereunder on a timely basis with all required loss notices.

(v) Internal Controls. The Acquired Company, AIIC and each other Acquired Company Subsidiary maintains a system of internal accounting controls sufficient to comply in all material respects with all legal and accounting requirements applicable to their respective businesses. The Acquired Company's auditor found no material weaknesses and that there are no deficiencies in any such internal accounting controls which would reasonably be expected to adversely affect in any material respect the ability of the Acquired Company or any Acquired Company Subsidiary to record, process, summarize and report financial data. None of the Acquired Company or any Acquired Company Subsidiary has received nor does the Acquired Company have Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods, including any material complaint, allegation, assertion or claim that the Acquired Company or any Acquired Company Subsidiary has engaged in questionable accounting or auditing practices.

(w) Insurance. The Acquired Company and each Acquired Company Subsidiary maintains insurance policies and performance bonds on its properties and assets, and with respect to its employees and operations, with reputable insurance carriers, and such insurance policies provide reasonable coverage for risk incident to the respective properties and assets of the Acquired Company and each Acquired Company Subsidiary and are reasonable and sufficient given the nature of the business of the Acquired Company and the Acquired Company Subsidiaries and the claims and losses they have historically experienced or incurred. Neither the Acquired Company nor any Acquired Company Subsidiary is in default under any such insurance policies and has paid all premiums owed thereunder, and, except as have not had or

would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2005, no claims for coverage thereunder have been denied.

(x) Investment Company. Neither the Acquired Company nor any Acquired Company Subsidiary is or is required to be registered, licensed or qualified as, an investment adviser or a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing. Neither the Acquired Company nor any Acquired Company Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended.

(y) Environmental Matters. Except as set forth in Section 3.1(y) of the Company Disclosure Letter; (i) the Acquired Company and each Acquired Company Subsidiary has operated and is operating its respective business in compliance with all applicable environmental, health and safety laws, rules and regulations ("**Environmental Laws**") and with all permits, approvals and licenses required and issued hereunder, except where any non-compliance therewith would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) there is not present any condition in, on or under any real property formerly or currently owned by the Acquired Company or any Acquired Company Subsidiary or, to the Knowledge of Acquired Company, the leased property located on Yamato Road, Boca Raton, Florida, that has resulted or would reasonably be expected to result in any action, demand or claim against the Acquired Company or any Acquired Company Subsidiary under applicable Environmental Laws that would reasonably be expected to have, individually or in the aggregate with other conditions, a Company Adverse Material Effect; (iii) neither the Acquired Company nor any Acquired Company Subsidiary has received any notice that any real property formerly or currently owned or leased by the Acquired Company or any Acquired Company Subsidiary is in violation of any applicable Environmental Laws or that the Acquired Company or any Acquired Company Subsidiary is responsible or potentially responsible for any environmental investigation, response or remediation under any applicable Environmental Laws at any real property formerly or currently owned or leased by any of the Acquired Company or any Acquired Company Subsidiary or any other real property that has had or would be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) neither the Acquired Company nor any Acquired Company Subsidiary has assumed or retained, contractually or by operation of law, any liability under Environmental Laws that has had or would reasonably be expected to have, individually or in the aggregate with other such liabilities, a Company Material Adverse Effect.

SECTION 3.2. Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a) Organization, Standing and Corporate Power. (i) Buyer is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite corporate power and authority to own its assets and carry on its business as currently conducted in all jurisdictions, except for those jurisdictions where the failure to be so organized, existing or in good standing or where the failure to have such power and authority would not reasonably be expected to have a Buyer Material Adverse Effect. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or the conduct of its business as

currently conducted requires such qualification, except for those jurisdictions where the failure to be so qualified or to be in good standing would not reasonably be expected to have a Buyer Material Adverse Effect.

(ii) Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and, assuming this Agreement constitutes the valid and binding agreement of Sellers, constitutes a valid and binding obligation of Buyer, in each case enforceable against Buyer in accordance with its terms, subject to (A) applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (B) general equitable principles (regardless of whether considered in a proceeding of law or in equity).

(b) Non-Contravention; Consents. (i) Except as set forth in Section 3.2(b)(i) of the Buyer's Disclosure Letter and except as may result from any facts or circumstances relating to Sellers or any Seller's Affiliate, the execution, delivery and performance by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with any of the provisions of the articles of incorporation or bylaws of Buyer or the comparable documents of any Affiliate of Buyer, or (B) subject to the matters referred to in Section 3.2(b)(ii), contravene any Requirements of Law applicable to Buyer or any Affiliate of Buyer, except, in the case of clause (B), for such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Buyer Material Adverse Effect.

(ii) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by Buyer or any of its Affiliates in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of any of the transactions contemplated by this Agreement, except for (A) the approvals, filings and notices required under the insurance Laws of the jurisdictions in which AIIC is organized or transact the business of insurance; (B) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.2(b)(ii) of the Buyer's Disclosure Letter; and (C) such other consents, approvals, authorizations, declarations, filings or notices which the failure to obtain or make would not reasonably be expected to have a Buyer Material Adverse Effect.

(c) Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by Buyer for its own account and not with a view to distribution. Buyer will not resell, transfer, assign or distribute the Acquired Company Shares, except in compliance with the registration requirements of the Securities Act and applicable state Laws or pursuant to an available exemption therefrom.

(d) Litigation. There is no suit, action, proceeding or arbitration pending or, to the Knowledge of Buyer, threatened in writing against or affecting Buyer or any affiliate of Buyer that (i) seeks to restrain or enjoin the consummation of any of the transactions contemplated by this Agreement or (ii) would reasonably be expected to materially impair the ability of Buyer to consummate any of the transactions contemplated by this Agreement. Neither

Buyer nor any of its affiliates nor, to the Knowledge of Buyer, any officer, director or employee of Buyer or any of its affiliates has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the business conducted by the Acquired Company that would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate any of the transactions contemplated by this Agreement.

(e) Approvals and Permits. Buyer has no reason to believe that it and its Affiliates will not be able to obtain, as promptly as practicable, all necessary approvals, authorizations and consents of Governmental Entities required to be obtained to consummate the transactions contemplated by this Agreement.

(f) Brokers. No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any Affiliate of Buyer.

(g) Financing. On the Closing Date Buyer will have, sufficient funds available to purchase the Acquired Company Shares on the terms and conditions contemplated by this Agreement, to consummate the other transactions contemplated by this Agreement and to pay all associated costs and expenses required to be paid by Buyer.

SECTION 3.3. Representations and Warranties of Each Seller. Each Seller represents and warrants to Buyer as follows:

(a) Organization, Standing and Power. If such Seller is not a natural person: (i) such Seller is a duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own its assets and carry on its activities as currently conducted in all jurisdictions as the type of entity set forth in Section 3.3(a) of the Seller Disclosure Letter of such Seller, except for those jurisdictions where the failure to be so organized, existing or in good standing or where the failure to have such power and authority has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(ii) Such Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Seller, including in the case of AIFHT any approval of AIF of the transfer of the Acquired Company Shares held by AIFHT.

(b) Enforceability. This Agreement has been duly executed and delivered by such Seller and, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to (A) applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (B)

general equitable principles (regardless of whether considered in a proceeding of law or in equity).

(c) Acquired Company Shares. (i) Except as set forth in Section 3.3(c)(i) of Seller Disclosure Letter of such Seller, the Acquired Company Shares to be sold by such Seller pursuant hereto (A) are beneficially and legally owned by such Seller, free and clear of all Liens and (B) have been duly authorized, validly issued and are paid and non-assessable.

(ii) Except as set forth in Section 3.3(c)(ii) of the Seller Disclosure Letter of such Seller, there are no outstanding options, warrants, convertible securities or rights, agreements, arrangements or commitments relating to such Acquired Company Shares obligating such Seller or any of its Affiliates, at any time or upon the occurrence of certain events, to offer, issue, sell, transfer, vote or otherwise dispose of any Acquired Company Shares or any capital stock or other equity interests of any Acquired Company Subsidiary.

(d) Non-Contravention; Consents. (i) Except as set forth in Section 3.3(d)(i) of the Seller Disclosure Letter of such Seller and except as may result from any facts or circumstances relating to Buyer or any of its Affiliates, the execution, delivery and performance by such Seller of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) if such Seller is not a natural person, conflict with any of the provisions of the certificate of organization, bylaws, declaration of trust or the comparable organizational documents of such Seller, (B) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under or give rise to a right of termination under, any material contract, agreement, permit, license or instrument to which such Seller is a party and to which a Person (other than a Governmental Entity) is a party or (C) subject to the matters referred to in Section 3.3(d)(ii), contravene any Requirement of Law applicable to such Seller, the Acquired Company or any Acquired Company Subsidiary, except, in the case of clauses (B) and (C), for such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to such Seller, the Acquired Company or any Acquired Company Subsidiary, in connection with the execution and delivery of this Agreement by such Seller or the consummation by such Seller of any of the transactions contemplated hereby, except for (A) the approvals, filings and notices required under the insurance Laws of the jurisdictions in which AIIC is organized or transacts the business of insurance, (B) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.3(d)(ii) of the Seller Disclosure Letter of such Seller and (C) such other consents, approvals, authorizations, declarations, filings or notices that are not required to be identified in clauses (A) or (B) which the failure to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

(e) Rights to the Acquired Company Shares. Except as set forth in Section 3.3(e) of the Seller Disclosure Letter of such Seller, upon consummation of the transactions contemplated by this Agreement, including the execution and delivery of documents in accordance with Section 2.5, at the Closing Buyer shall acquire all rights of such Seller in and to

the Acquired Company Shares to be transferred by such Seller hereunder, free of any Liens and adverse claims.

SECTION 3.4. Representations and Warranties of AIF.

AIF represents and warrants to Buyer as follows:

(a) Organization, Standing and Power. (i) AIF is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own its assets and carry on its activities as currently conducted in all jurisdictions, except for those jurisdictions where the failure to be so organized, existing or in good standing or where the failure to have such power and authority has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(i) AIF has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by AIF of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AIF.

(b) Enforceability. This Agreement has been duly executed and delivered by AIF and, constitutes a valid and binding obligation of AIF, enforceable against AIF in accordance with its terms, subject to (A) applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors' rights generally and (B) general equitable principles (regardless of whether considered in a proceeding of law or in equity).

(c) Non-Contravention; Consents. (i) Except as set forth in Section 3.4(c)(i) of the AIF Disclosure Letter and except as may result from any facts or circumstances relating to Buyer or any of its Affiliates, the execution, delivery and performance by AIF of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (A) conflict with any of the provisions of the certificate of organization, bylaws or the comparable organizational documents of AIF, (B) conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under or give rise to a right of termination under, any material contract, agreement, permit, license or instrument to which AIF is a party and to which a Person (other than a Governmental Entity) is a party or (C) subject to the matters referred to in Section 3.4(c)(ii), contravene any Requirement of Law applicable to AIF, except, in the case of clauses (B) and (C), for such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Company Material Adverse Effect.

(ii) No Consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to AIF, in connection with the execution and delivery of this Agreement by AIF or the consummation by AIF of any of the transactions contemplated hereby, except for (A) the approvals, filings and notices required under the insurance Laws of the jurisdictions in which AIIC is organized or transacts the business of insurance, (B) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in Section 3.4(c)(ii) of the AIF Disclosure Letter and (C) such other consents, approvals, authorizations, declarations, filings or notices that are not required to be

identified in clauses (A) or (B) which the failure to obtain or make would not reasonably be expected to have a Company Material Adverse Effect.

ARTICLE IV

COVENANTS

SECTION 4.1. Conduct of Business of the Acquired Company. Except as expressly contemplated or permitted by this Agreement (including the transactions contemplated by Section 4.8) or as may be required by Law, from the date hereof to the Closing Date, the Acquired Company shall, Sellers shall cause the Acquired Company to and the Acquired Company shall cause each Acquired Company Subsidiary to, conduct its business in all material respects in the ordinary course of business consistent with past practices, to preserve and maintain their respective Permits, and to use commercially reasonable efforts to maintain their respective rights, assets and franchises and to preserve intact their respective current business organizations and material relationships with agents, producers, brokers, insureds and others having business dealings with it. Without limiting the foregoing, from the date hereof to the Closing Date, except as set forth in Section 4.1 of the Company Disclosure Letter, the Acquired Company shall not, Sellers shall not permit the Acquired Company and the Acquired Company shall not permit any Acquired Company Subsidiary to, take any of the following actions, without the prior consent of Buyer:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, the outstanding capital stock or equity interests of the Acquired Company or any Acquired Company Subsidiary; (ii) split, combine or reclassify any of its outstanding capital stock or equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or its equity interests; or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or equity interests of the Acquired Company or any Acquired Company Subsidiary or any rights, warrants or options to acquire any such shares or such interests;

(b) authorize, issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, any of its equity interests, any other of its voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, equity interests, voting securities or convertible or exchangeable securities;

(c) amend its articles of incorporation, bylaws or other comparable organizational documents;

(d) (i) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or assets comprising a business or any material amount of property or assets in or of any other Person except as set forth in Section 4.1(d) of the Company Disclosure Letter or (ii) dispose, transfer or lease any property or assets, except for acquisitions or dispositions effected in the ordinary course of business (including acquisitions or dispositions of investments consistent with (x) the respective

investment policies of the Acquired Company or any Acquired Company Subsidiary, or (y) the business plan and other materials set forth in Section 4.1(d) of the Company Disclosure Letter);

(e) mortgage, pledge or subject to any Lien (other than Permitted Liens) any of its material assets, except in the ordinary course of business;

(f) (i) incur or assume any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person, except in the ordinary course of business not in the aggregate exceeding $5,000 at any time outstanding or consistent with the investment policies of AIIC, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business consistent with past practices and other than as to such matters related to the investment portfolio of AIIC in the ordinary course of business consistent with past practice and consistent with AIIC's investment policies and procedures, or (iii) create or assume any other liability or obligation material to the Acquired Company or any Acquired Company Subsidiary;

(g) enter into, amend in any material respect, or terminate or non-renew any material Applicable Contract, except in the ordinary course of business;

(h) make any change in its financial or statutory accounting methods, principles or practices used by it materially affecting its assets or liabilities (including reserve methods, practices and policies in effect on December 31, 2006, except insofar as may be required by a change in law or applicable accounting principles;

(i) make any capital expenditures in excess of $10,000 in the aggregate;

(j) adopt or amend (or make any commitment to amend, extend or terminate) any Employee Benefit Plan (or any plan that would be an Employee Benefit Plan if adopted) that would result in a material increase in the liability of the Acquired Company or any Acquired Company Subsidiary unless required or necessary to comply with applicable Law or enter into or adopt any collective bargaining agreement covering any Employee or make any contribution to any Employee Benefit Plan, other than regularly scheduled contributions;

(k) grant to any officer or Employee any material increase in compensation or benefits or make any bonus, pension, retirement or profit sharing distribution or payment of any kind, except in the ordinary course of business or in accordance with existing agreements, plans or arrangements, pay or commit to pay any retention, transaction bonus, severance or termination pay other than severance or termination pay that is required to be paid pursuant to the terms of an existing Employee Benefit Plan, enter into any employment, deferred compensation, consulting, severance or similar agreement (or any amendment to any such existing agreement) with any current or former director, officer, employee or consultant of the Acquired Company or any Acquired Company Subsidiary;

(l) settle any claim, action or proceeding (other than any claim under an insurance or reinsurance contract) if such settlement requires a payment by the Acquired Company of an amount in excess of $10,000 or provides for any restriction or limitation on the activities of the Acquired Company or any Acquired Company Subsidiary;

(m) enter into amend, modify or terminate any Applicable Contract, Lease or Intellectual Property License other than in the ordinary course of business consistent with past practice;

(n) make any material change in its underwriting methods, principles or practices;

(o) forfeit, abandon, modify, waive or terminate any material Permit;

(p) make or dispose of any investments, other than in the ordinary course of business consistent with past practice and pursuant to the investment policies, methods, principles and practices of AIIC, or make any material change in its investment, policies, methods, principles or practices; or

(q) enter into a contract to do, or to authorize, or commit to take any of the foregoing actions.

Nothing contained in this Agreement shall give to Buyer, directly or indirectly, the right to control or direct the operation of the business of the Acquired Company or any Acquired Company Subsidiary prior to the Closing. Prior to the Closing, the Boards of Directors or other managing bodies of the Acquired Company and each Acquired Company Subsidiary shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the operations of the business of the Acquired Company and each Acquired Company Subsidiary as applicable.

SECTION 4.2. Access to Information; Confidentiality.

(a) From the date hereof until the Closing Date, the Acquired Company shall and shall cause each Acquired Company to and Sellers shall cause the Acquired Company to, afford to Buyer and to the officers, employees and other representatives of Buyer reasonable access upon reasonable advance notice at reasonable times during normal business hours to all of its properties, books, contracts and records, and the Acquired Company shall and shall cause each Acquired Company to and Sellers shall cause the Acquired Company and each Acquired Company Subsidiary to furnish to Buyer such information concerning their business, properties, financial condition, operations and personnel as Buyer may from time to time reasonably request, other than any such properties, books, contracts and records that (a) are subject to an attorney-client or other legal privilege or (b) are subject to an obligation of confidentiality or privacy. All requests for access or information pursuant to this Section 4.2 shall be directed to such Person or Persons identified in Section 4.2(a) of the Company Disclosure Letter or such other Person or Persons as the Acquired Company shall designate.

(b) From and after the Closing, no Seller shall, and each Seller shall cause each of its affiliates and its affiliates' personnel (including each of their and their affiliates' accountants, legal advisers and other professional advisers) not to, disclose to any other Person any non-public information regarding the business of the Acquired Company or any Acquired Company Subsidiary; provided, that any such Seller and its affiliates may disclose non-public information (i) to the extent required by law, in any report, statement, testimony or other submission to any Governmental Entity or (ii) in order to comply with any law, or in response to any summons,

subpoena or other legal process or formal or informal investigative demand issued to such Seller or its affiliates in the course of any litigation, investigation or administrative proceeding; provided, further, that, if such Seller or any of its affiliates becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any such non-public information, such Seller shall provide Buyer with prompt prior written notice of such requirement, and, to the extent reasonably practicable, cooperate with Buyer to obtain a protective order or similar remedy to cause non-public information not to be disclosed, including interposing all available objections thereto. In the event that such protective order or other similar remedy is not obtained, such Seller and its affiliates shall furnish only that portion of non-public information that has been legally compelled.

SECTION 4.3. Commercially Reasonable Efforts.

(a) Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Parties to this Agreement agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(b) The Acquired Company shall and shall cause each Acquired Company Subsidiary to, and Sellers shall cause the Acquired Company to, use its commercially reasonable efforts to maintain all material policies of fire, liability, workers' compensation, employment practices liability, property, casualty and other forms of insurance existing as of the date hereof maintained for the benefit of the business or properties of the Acquired Company and each Acquired Company Subsidiary .

(c) During the period from the date hereof until the earlier of (i) the date this Agreement is terminated and (ii) the Closing Date, Buyer shall not take any action or omit to take any action for the purpose of directly or indirectly preventing, materially delaying or materially impeding (or that would reasonably be expected to prevent, materially delay or materially impede) the consummation of the transactions contemplated by this Agreement or agree, commit in writing or otherwise, to take any such actions.

(d) AIF agrees to use its commercially reasonable efforts to take, or cause to be taken, by AIFHT, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including without limitation authorizing the sale by AIFHT of the Acquired Company Shares pursuant hereto.

SECTION 4.4. Consents, Approvals and Filings.

(a) The Acquired Company, Sellers and Buyer shall each use its commercially reasonable efforts and will cooperate fully with each other (i) to comply as promptly as

practicable with all governmental requirements applicable to the transactions contemplated by this Agreement, (ii) to obtain as promptly as practicable all Permits required to be obtained from Governmental Entities prior to the Closing ("**Necessary Permits**") including those set forth in Section 4.4 of the Company Disclosure Letter in connection with the consummation of the purchase and sale of the Acquired Company Shares and (iii) subject to Section 4.4(c), to obtain as promptly as practicable all consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, the Acquired Company, Sellers and Buyer shall make and cause their respective Affiliates to make all legally required filings as promptly as practicable in order to facilitate the prompt consummation of the transactions contemplated by this Agreement and shall provide, and shall cause their respective Affiliates to provide, such information and communications to Governmental Entities as such Governmental Entities may request. Subject to any restrictions under law, each of the Parties shall provide to the other Party copies of all applications or other communications to Governmental Entities in connection with this Agreement in advance of the filing or submission thereof. Notwithstanding anything to the contrary contained herein, none of the Acquired Company, Sellers, the Buyer or any of their Affiliates shall be required to divest any assets or discontinue, limit or restrict any business activity as a condition to obtaining any Necessary Permit.

(b) Without limiting Section 4.4(a), as promptly as practicable after the date hereof (but in no event later than five (5) days after the date hereof), Buyer shall file with all applicable insurance regulatory authorities requests for approval of the transactions contemplated by this Agreement, including the filing of Form A applications or other requests for approval of the acquisition of control of a domestic insurer, which requests shall include all required exhibits. A reasonable time prior to furnishing any written materials or presentations to any insurance regulatory authority in connection with the transactions contemplated by this Agreement, Buyer shall furnish the Acquired Company and Seller Representative with a copy thereof, and the Acquired Company Seller Representative shall have a reasonable opportunity to provide comments thereon. The Acquired Company, each Seller and Buyer shall give the other prompt written notice if it receives any notice or other communication from any insurance regulatory authority in connection with the transactions contemplated by this Agreement. If any insurance regulatory authority requires that a hearing be held in connection with such approval, each Seller, the Acquired Company and each Acquired Company Subsidiary, on the one hand, and Buyer, on the other hand, shall use its commercially reasonable efforts to arrange for such hearing to be held promptly after the notice that such hearing is required has been received by Buyer. Buyer shall respond to any insurance regulatory authority's comments in connection with the transactions contemplated by this Agreement promptly following receipt thereof. The Buyer, the Acquired Company, AIIC and the Seller shall execute a Waiver of Notice of Hearing as provided in the Florida Statutes. The Buyer shall give to the Acquired Company and the Seller Representative reasonable prior written notice of the time and place when any meetings or other conferences may be held by it with any insurance regulatory authority in connection with the transactions contemplated by this Agreement, and the Acquired Company and the Seller Representative shall have the right to have a representative or representatives attend or otherwise participate in any such meeting or conference.

(c) Notice of Changes. From the date hereof to the Closing Date, the Acquired Company and the Sellers, on the one hand, and Buyer, on the other hand, shall promptly advise

the other in writing upon acquiring Knowledge of any fact which, if existing or known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement or of any fact which, if existing or known on the date hereof, would have made any of the representations of such party contained herein untrue in any material respect. No such information shall impact any representation or warranty of the party disclosing such information or any rights or remedies available to the party receiving such information in connection with any breach of any representation or warranty; provided that a breach of this Section shall not be considered for purposes of determining the satisfaction of the closing conditions set forth in Article V or give rise to a right of termination under Article IX if the underlying breach or breaches with respect to which the other party failed to give notice would not result in the failure of the closing conditions set forth in Article V or would not result in the ability of such non-breaching party to terminate this Agreement under Article IX, as the case may be.

SECTION 4.5. Public Announcements. The Acquired Company, Sellers and Buyer shall not, and shall not permit their respective Affiliates or representatives, without the prior written approval of the other Party, to issue any press releases or otherwise make any public statements with respect to the transactions contemplated by this Agreement, except (a) as may be required by applicable Law or (b) as required by any listing agreement with any national securities exchange, and then (in the case of both (a) and (b)) only after such Party has used commercially reasonable efforts to obtain the approval of the other Party prior to issuing such press release or making such public disclosure.

SECTION 4.6. Access to Books and Records. Following the Closing Date, each of Buyer and each Seller shall afford, and Buyer shall cause the Acquired Company and each Acquired Company Subsidiary to afford, to the applicable Seller Representative on behalf of any Seller and counsel and accountants of such Seller, during normal business hours, reasonable access (subject to applicable law, any applicable legal privilege and any contractual limitations on the Person affording such access) to inspect, audit and take copies of any books and records of the Acquired Company and each Acquired Company Subsidiary (and of Sellers, as applicable) maintained or held by it with respect to the period prior to the Closing Date to the extent that such access may be reasonably required by Buyer or a Seller or any of its respective Affiliates for the purpose of resolving any investigation, litigation and final disposition of any claims which have been or may be made against the Acquired Company, any Acquired Company Subsidiary, any Seller or its Affiliates in connection with the business of the Acquired Company or any Acquired Company subsidiary all at the requesting party's sole cost and expense. Buyer and Sellers shall not, and shall cause its respective Affiliates not to, dispose of, alter or destroy any such books and records until the later of (i) seven years after the Closing Date and (ii) 30 days after giving notice to the other to permit it, at its sole cost and expense, to examine, duplicate or repossess such books and records. Also following the Closing Date, Buyer and Sellers shall cooperate, and shall cause its respective Affiliates to cooperate, with Buyer or Sellers and any of their respective Affiliates and their respective counsel and accountants, as the case may be, in the exercise of any and all rights held by Buyer, Sellers or their respective Affiliates to inspect, audit and take copies of the books and records of third parties, where such access may be reasonably required for the purpose of resolving any investigation, litigation and final disposition of any claims which may have been or may be made against Buyer or Sellers or such affiliate by such third parties in connection with business of the Acquired Company all at the requesting party's sole cost and expense. Notwithstanding the foregoing, this Section 4.6 shall not apply to the Tax Returns and other materials covered by Section 8.7.

SECTION 4.7. Restructuring. Subject to obtaining the Permits necessary to consummate the transactions set forth in this Section 4.7, the Parties hereby agree as follows:

(a) Prior to or at the Closing, the Acquired Company shall and cause each Acquired Company Subsidiary to, and Seller shall, and shall cause the Acquired Company to, terminate or assign the agreements set forth in Section 4.7(a) of the Company Disclosure Letter between the Acquired Company or any such Acquired Company Subsidiary, on the one hand, and any Seller and its Affiliates (other than the Acquired Company or any such Acquired Company Subsidiary), on the other hand.

(b) Prior to or at the Closing, except as set forth in Section 4.7(b) of the Company Disclosure Letter, the Acquired Company shall and cause each Acquired Company Subsidiary to, and Seller shall cause the Acquired Company to settle all payable and receivable balances (including those related to Taxes) between the Acquired Company or any such Acquired Company Subsidiary, on the one hand, and any Seller or any of its Affiliates (other than the Acquired Company or any such Acquired Company Subsidiary), on the other hand.

SECTION 4.8. Non-Competition.

(a) Noncompetition Covenant. Except as set forth in Schedule 4.8, for a period of five (5) years after the Closing Date (the "**Non-Compete Period**"), each of AIF and each Seller (other the Sellers who are employees of the Acquired Company and who enter into as of the Closing Date an employment agreement as contemplated by Section 5.2(m) or a Nonsolicitation and Nondisclosure Agreement) agrees that AIF or such Seller, as applicable, shall not, and shall cause its Affiliates not to, without the prior written consent of Buyer, (i) engage, directly or indirectly, in the Restricted Business, except on behalf of Buyer or its Affiliates, as an employee, officer, director, manager, principal or shareholder or act as a consultant or advisor to any Person engaging in the Restricted Business, (ii) endorse, recommend, market or promote the Restricted Products, or (iii) in the case of AIF, authorize or permit any Person engaging in the Restricted Business, or any agent, broker or producer of any such Person, to, directly or indirectly, use the name, logo, trademark or tradename of AIF or the words "Associated Industries" or otherwise indicate any endorsement, recommendation, approval, certification or other similar arrangement with AIF in connection with the placement, sale, marketing or offering of Restricted Products or other solicitation of insureds with respect to Restricted Products; provided that AIF or a Seller may invest in a public company that engages in the Restricted Business so long as such investment (x) represents less than two percent (2%) of the then outstanding shares of the class securities of such company that is publicly traded and (y) is a passive investment.

(b) "**Restricted Business**" means the business of underwriting workers' compensation or commercial property and casualty insurance on a direct basis in the states of Alabama, Florida, Georgia and Mississippi.

(c) "**Restricted Products**" means workers compensation or commercial property and casualty insurance products.

(d) First Offer of Marketing Arrangements.

(i) AIF agrees that, for a period of five (5) years following the Closing Date, prior to entering into any agreement, joint venture or other arrangement with any Person to endorse, recommend, market or promote or to authorize or permit any such Person to use the name, logo, trademark or tradename of AIF or the words "Associated Industries" or otherwise indicate any endorsement, recommendation, approval, certification or other similar arrangement with AIF in connection with the placement, sale, marketing or offering of, or other solicitation of insureds with respect to, any insurance product (other than a Restricted Product) (each an "Insurance Marketing Arrangement"), AIF shall first offer in writing to enter into such an Insurance Marketing Arrangement with a subsidiary of Buyer.

(ii) For a period of ninety (90) days following a written offer by AIF relating to an Insurance Marketing Arrangement as to an insurance product, AIF and Buyer shall negotiate in good faith the terms and conditions of such Insurance Marketing Arrangement.

(iii) In the event that AIF and Buyer shall not negotiate a mutual agreement as to the terms and conditions of such Insurance Marketing Arrangement within such ninety (90) day period, AIF may by written notice to the Buyer terminate negotiations and, thereafter within one hundred and twenty (120) days of such termination, enter into an Insurance

Marketing Arrangement with a third Person as to the insurance product that was the subject of the prior negotiations with Buyer contemplated by (ii) above as to such insurance product and Insurance Marketing Arrangement, so long as the terms and conditions of such Insurance Marketing Arrangement shall be no more favorable to such third Person that the terms and conditions offered by the Buyer during such prior negotiations.

(e) The Sellers and AIF agree that irreparable harm would occur in the event that any of the agreements and provisions of this Section 4.8 were not performed fully by the Sellers and AIF in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Section because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Section is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the Buyer shall be entitled to an injunction or injunctions or other equitable relief to restrain, enjoin and prevent breaches of this Section by a Seller or AIF and to enforce specifically such terms and provisions of this Section, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity. Buyer, Sellers and AIF agree that the covenants set forth in this Section shall be enforced to the fullest extent permitted by law. Accordingly if, in any judicial proceedings, a court shall determine that such covenant is unenforceable for any reason, including, without limitation, because it covers too extensive a geographical area or survives too long a period of time, then the parties intend that such covenant shall be deemed to cover only such maximum geographical area and maximum period of time, if applicable, and/or shall otherwise be deemed to be limited in such manner, as will permit enforceability by such court. In the event that any one or more of such covenants shall, either by itself or together with other covenants be adjudged to go beyond what is reasonable in all the circumstances for the protection of the interests of Buyer, the Acquired Company or AIIC, but would be adjudged reasonable if any particular covenant or covenants or parts thereof were deleted, restricted, or limited in a particular manner, then the said covenants shall apply with such deletions, restrictions, or limitations, as the case may be. Buyer, Sellers and AIF further agree that the covenants set forth in this Agreement are reasonable in all circumstances for the protection of the legitimate interests of Buyer, the Acquired Company and AIIC.

SECTION 4.9. Repayment of Certain Loans. As of the Closing Date, after giving effect to the application of the amounts to pay the Director OPRe Loans, Buyer shall cause the Acquired Company, and make available funds to the Acquired Company to, pay in full the Director OPRe Loans and Policy Loans.

SECTION 4.10. Further Assurances. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

SECTION 4.11. Intentionally Omitted.

SECTION 4.12. Contact with Customers and Suppliers. Prior to the Closing, Buyer (and all of its agents and Affiliates and any employees, directors or officers thereof) may contact and communicate with the agents, brokers, managing general agents, customers,

suppliers, licensors and vendors of or to the Acquired Company or any Acquired Company Subsidiary in connection with the transactions contemplated hereby only as permitted by applicable Law and only with the prior written consent of the Acquired Company, which consent may be conditioned upon a representative of the Acquired Company being present at any such meeting or conference, or upon such other conditions as the Acquired Company may deem appropriate.

SECTION 4.13. Supplements to Company Disclosure Letter. From time to time prior to the Closing Date, the Acquired Company may amend or supplement Company Disclosure Letter with respect to any matter that, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such a schedule or that is necessary to complete or correct any information in any representation or warranty contained in Section 3.1. For purposes of determining the fulfillment of the condition precedent set forth in Section 5.2(a), no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Article VII, each such amendment and supplement shall be given effect.

SECTION 4.14. Provision of Financial Statements. After the date hereof, the Acquired Company shall, as promptly as reasonably practicable following the end of each fiscal quarter of the Acquired Company, deliver to Buyer a consolidated unaudited GAAP balance sheet of the Acquired Company and an unaudited statutory balance sheet of AIIC as of such quarter end (each of which shall show unrealized gains and losses on investments and any deferred Tax liability or deferred Tax Benefit attributable to such unrealized gains or losses as separate line items, together with related GAAP or SAP statements of income or results of operations ("**Subsequent Period Financial Statements**") . The Subsequent Period Financial Statements shall be prepared in all material respects in accordance with GAAP or SAP, as applicable, and in a manner consistent with the Acquired Company's or AIIC's historical accounting practices and shall present fairly in all material respects the financial position of the Acquired Company or AIIC as of the date thereof and for the period then ended.

SECTION 4.15. Notice of Proceedings. Buyer will promptly notify the Acquired Company and Seller Representative, and the Acquired Company and each Seller will promptly notify Buyer, in writing, upon (a) becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the execution of this Agreement or the consummation of the transactions contemplated by this Agreement, or (b) receiving any notice from any Governmental Entity of its intention to (i) institute a suit or proceeding to restrain or enjoin the execution of this Agreement or the consummation of the transactions contemplated by this Agreement or (ii) nullify or render ineffective this Agreement or such transactions if consummated.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.1. Conditions to Each Party's Obligations. The respective obligations of each Party to effect the purchase and sale of the Acquired Company Shares and the other actions to be taken at the Closing are subject to the satisfaction or waiver on or prior to the Closing Date of the condition that no temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, no statute shall have been enacted and no rule or regulation of any Governmental Entity shall have been promulgated, preventing the consummation of the purchase and sale of the Acquired Company Shares or any of the other transactions contemplated by this Agreement; and no Governmental Entity shall have instituted any proceeding that is pending seeking any such order, preliminary or permanent injection or other order to prohibit consummation of the purchase and sale of the Shares or any of the other transactions contemplated hereby.

SECTION 5.2. Conditions to Obligations of Buyer. The obligations of Buyer to effect the purchase and sale of the Acquired Company Shares and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Sellers and the Acquired Company set forth in this Agreement shall be true and correct (without regard to any qualifications or references to Knowledge, Company Material Adverse Effect, "material", or any other materiality qualifications or references contained in any specific representation or warranty) as of the Closing Date as though made on and as of the Closing Date (or, to the extent any such representation and warranty speaks as of an earlier date, on and as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to Knowledge "materiality" or "Company Material Adverse Effect" contained therein) would not, individually or in the aggregate, have a Company Material Adverse Effect; and Buyer shall have received a certificate signed on behalf of the Acquired Company by an executive officer of the Acquired Company to such effect.

(b) Performance of Obligations of Sellers and the Acquired Company. Sellers and the Acquired Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Acquired Company by an executive officer of the Acquired Company to such effect.

(c) Regulatory Approvals.

(i) All Necessary Permits of the Acquired Company and the Acquired Company Subsidiaries set forth in Section 5.2(c) of the Company Disclosure Letter and all Necessary Permits of Buyer set forth in Section 5.3(c) of the Buyer's Disclosure Letter shall have been duly obtained by the Acquired Company, Sellers and Buyer, respectively, and shall be in full force and effect, which Necessary Permits shall not contain any conditions, restrictions,

undertakings or limitations that would adversely affect the business of Buyer, or the Acquired Company or any Acquired Company Subsidiary.

(ii) Except as set forth in the OIR Approval, after giving effect to the transactions contemplated hereby and assuming compliance with the terms and conditions of the OIR Approval, as of the Closing Date, AIIC shall not be subject to any consent or other order, agreement or other commitment by or with the Florida Office of Insurance Regulation.

(d) Delivery of Documents. Sellers shall have delivered, or caused to be delivered, to Buyer each of the deliverables specified in Section 2.5(a).

(e) Third Party Consents. All consents, waivers, approvals, authorizations, or orders required to be obtained from persons (other than a Governmental Entity), by the Sellers or the Acquired Company for the authorization, execution, and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby set forth on Section 5.2(e) of the Company Disclosure Letter shall have been obtained by the Sellers or the Acquired Company.

(f) Material Adverse Change. Since December 31, 2006, there shall not have been a Company Material Adverse Change.

(g) Resignations. Buyer shall have received written resignations, effective as of the Closing Date, of all directors of the Acquired Company.

(h) Termination of Royalty Agreement. The Royalty Agreement shall have been terminated pursuant to a written instrument executed by AIFHT in the form of Exhibit E attached hereto .

(i) Termination of Company Option Plan. Prior to the Closing the Board of Directors of the Acquired Company and AIFHT, shall have taken all actions necessary to terminate the Company Option Plan and cause all unexercised options issued thereunder to expire as of the Closing Date.

(j) Increase to Reserves. On or before the Closing Date, AIIC shall have increased its reserves with respect to claims that have been incurred but not reported (or IBNR reserves) by an amount that shall be acceptable to the Buyer; provided that, so long as such IBNR reserves shall be increased to an amount within the range of IBNR reserves recommended by AIIC's independent actuary, such increase shall be deemed acceptable.

(k) Split Dollar Policies. Ownership of each of the Split Dollar Policies shall have been transferred to the Acquired Company and the Acquired Company shall have been designated the sole beneficiary under each Split Dollar Policy and each of the Split Dollar Agreements shall have been terminated so as to release the individuals party thereto from any obligation to repay the applicable loans thereunder and on such other terms and conditions as shall be acceptable to Buyer.

(l) No Material Producer Terminations. Producers responsible in the aggregate for ten percent (10%) or more of the gross written premium of AIIC (not produced by

AIIS) during 2006 shall not have terminated or notified AIIC or the Acquired Company of their intention to terminate or reduce their relationships with AIIC.

(m) Employment Agreements. Jon L. Shebel, Shirley McCanney, Daniel McGarvey, Elissa Pacheco, DeLynn D. Trivison, Michael R. Diamond and Kerry Heitz (the "**Key Employees**") shall have entered into employment agreements with the Acquired Company in the respective forms attached hereto as Exhibit F, (the "**Employment Agreements**").

(n) Phase I Environmental Reports. At least ten (10) Business Days prior to the Closing Date, the Acquired Company shall have delivered to Buyer a recent Phase I environmental report as to each parcel of real property described in Section 3.1(r) of the Company Disclosure Letter which reports shall be reasonably satisfactory to Buyer.

(o) Release of Pledged Stock. Any lien upon any of the Acquired Shares shall have been released, discharged and terminated and Buyer shall have received satisfactory written evidence thereof.

SECTION 5.3. Conditions to Obligations of Sellers. The obligations of Sellers to effect the purchase and sale of the Acquired Company Shares and the other actions to be taken at the Closing are further subject to the satisfaction or waiver by Seller Representative on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (or, to the extent any such representation and warranty speaks as of an earlier date, on and as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Buyer Material Adverse Effect" contained therein) would not have, individually or in the aggregate, a Buyer Material Adverse Effect; and Seller Representative shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to the effect set forth in this Section 5.3(a).

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and Seller Representative shall have received a certificate signed on behalf of Buyer by an executive officer of Buyer to such effect.

(c) Regulatory Approvals. All Necessary Permits of Buyer set forth in Section 5.3(c) of the Buyer's Disclosure Letter and Necessary Permits of the Acquired Company and the Acquired Company Subsidiaries set forth in Section 5.2(c) of the Company Disclosure Letter shall have been duly obtained by Buyer and the Acquired Company, respectively, and shall be in full force and effect.

(d) Delivery of Documents. Buyer shall have delivered, or caused to be delivered, to Seller Representative each of the deliverables specified in Section 2.5(b).

(e) Repayment of Director OPRe Loans. Buyer shall have caused the Acquired Company to pay in full the Director OPRe Loans.

(f) Repayment of Option Exercise Loans. Each of loans described in Section 5.3(f) of the Company Disclosure Letter shall have been paid in full.

SECTION 5.4. Conditions to Obligations of each Key Employee

. The obligations of each Key Employee to effect the purchase and sale of the Acquired Company Shares of such Key Employee and the other actions to be taken at the Closing are subject to the execution and delivery by the Acquired Company of the Employment Agreement to which such Key Employee is a party.

ARTICLE VI

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Survival.

(a) Except as set forth in Section 8.6, all representations and warranties contained in this Agreement shall survive Closing and shall terminate and expire at the close of business on June 30, 2008 except for those representations contained in Section 3.3 which shall survive indefinitely. All covenants and agreements contained in this Agreement, to the extent that the foregoing by their express terms are to have effect or be performed after the Closing, shall survive the Closing in accordance with their terms.

(b) All covenants and agreements contained in this Agreement, that by their express terms are to have effect or be performed after the Closing, shall survive the Closing and will remain in full force and effect thereafter until (i) in the case of all covenants and agreements that have specified terms or periods, until the expiration of the terms or periods specified therein; and (ii) in the case of all other covenants and agreements that do not have specified terms or periods, until the fulfillment thereof.

(c) Notwithstanding the foregoing, any representation, warranty, or agreement as to which a bona fide claim for indemnification has been asserted in accordance with Article VII or Article VIII hereof prior to the expiration of the applicable survival period will (with respect to such claim) survive, and such claim may be pursued, beyond the expiration of such survival date until such claim is resolved. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, agreements and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1. Obligation to Indemnify.

(a) Subject to the limitations set forth in this Article VII, the Sellers agree to indemnify and hold harmless Buyer and its Affiliates (which following the Closing Date shall include the Acquired Company and the Acquired Company Subsidiaries) (the "**Buyer Indemnified Parties**") from and against all losses, damages and expenses (including reasonable attorneys' fees and costs and expenses of outside counsel, accountants and other professional fees, costs of investigation, court costs, or other expenses) incurred in the investigation, collection, prosecution or defense of any claims, whether or not involving a third party, suits, actions, claims, deficiencies, liabilities, or litigations penalties, or fines) but not including punitive, exemplary, consequential and all other kinds of special damages (including, without limitation, lost profits and opportunity costs), unless such punitive, exemplary, consequential or other kind of special damages are awarded against any of the Parties in a Third Party Claim ("**Losses**"), sustained or incurred as a result of, relating to or caused by (i) any misrepresentation, breach of the representations and warranties of the Acquired Company or any Seller contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant to this Agreement (without giving effect to any supplement to the Company Disclosure Letter, (ii) any breach of any of the covenants and agreements of the Acquired Company or any Seller contained in this Agreement; or (iii) the suits, actions, proceedings and arbitrations described in Section 3.1(l) of the Company Disclosure Letter (or subsections thereof) (but in the case of this subsection (iii) not including attorneys' fees); provided, however, that there shall not be any duplicative payments or indemnities by Sellers; and provided, further, that Sellers shall not have any indemnification liability under this Agreement unless a claim is timely asserted during the applicable survival period specified herein.

The rights of the Buyer Indemnified Parties to indemnification under this Section 7.1(a) shall be limited as follows:

(A) The amount of any Losses incurred by the Buyer Indemnified Parties shall be reduced by the net amount Buyer or any of its Affiliates recovers (after deducting all reasonable attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Losses, and Buyer shall use reasonable efforts to effect any such recovery.

(B) In any event, the maximum amount for which Sellers shall be liable in the aggregate under Section 7.1(a) or Article VIII (after taking into account clause (A) above) shall not exceed $4,000,000 plus any and all earnings and interest accruing on the Escrow Funds from time to time (the "**Indemnification Cap**") and, in the absence of fraud by a Seller, Buyer shall have no recourse against a Seller as to its indemnification obligations under this Section 7.1(a) or Article VIII except as to its Pro Rata Share of the Escrow Funds and Buyers sole and exclusive remedy with respect to

such indemnification obligations shall be to make a claim against the Escrow Funds in accordance with the Escrow Agreement.

(C) In addition, notwithstanding the provisions of this Section 7.1, the limitations on the indemnification obligations of any Seller set forth herein (including such limitations in clauses (B) and (E) of this subsection (a)) shall not apply to: (I) breaches of the representations and warranties in Sections 3.3 made by such Seller or a covenant of any Seller to be performed following the Closing Date, or (II) to the AIIS Tax Audit with respect to which the Acquired Company and Buyer may look only to the IRS Audit Deposit, if any, or the Seller Tax Liability Reserve Amount and the interest and other earnings thereon.

(D) For purposes of calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by the Acquired Company or the Sellers or the Acquired Company, the references to Knowledge, "Material Adverse Effect" or other materiality qualifications shall be disregarded.

(E) Subject to the Indemnification Cap, Sellers shall have no liability to indemnify a Buyer Indemnified Party hereunder with respect to Losses described in Section 7.1(a)(i) or (ii) or Article VIII until the aggregate Losses therefrom shall exceed $1,000,000 (less any Losses described in Section 7.1(a)(iii)) (the "Threshold") and then only to the extent such aggregate Losses shall exceed the Threshold.

(F) Subject to the Indemnification Cap, Sellers shall have no liability to indemnify a Buyer Indemnified Party hereunder with respect to Losses described in Section 7.1(a)(iii) until the aggregate Losses therefrom shall exceed $100,000 and then only to the extent such aggregate Losses shall exceed $100,000.

(b) Subject to the limitations set forth in this Article VII, Buyer agrees to indemnify and hold harmless Sellers and their Affiliates and their respective directors, officers and employees from and against all Losses sustained or incurred as a result of, relating to or caused by (i) any breach of the representations and warranties of Buyer contained in this Agreement or any certificate, schedule, document or other writing delivered pursuant to this Agreement (without giving effect to any supplement to the Company Disclosure Letter; or (ii) any breach of any of the covenants and agreements of Buyer contained in this Agreement; provided, however, that there shall not be any duplicative payments or indemnities by Buyer; and provided, further, that Buyer shall not have any indemnification liability under this Agreement unless a claim is timely asserted during the survival period specified in Section 6.1.

The rights of Sellers to indemnification under this Section 7.1(b) shall be limited as follows:

(A) The amount of any Losses incurred by Sellers shall be reduced by the net amount Sellers or any of their Affiliates recovers (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Losses, and Sellers shall use reasonable efforts to effect any such recovery.

(B) In any event, the maximum amount for which Buyer shall be liable in the aggregate under Section 7.1(b) (after taking into account clause (A) above) shall not exceed the Indemnification Cap.

(C) For purposes of determining the existence of any breach of representation or warranty, or calculating the amount of Losses incurred arising out of or relating to any breach of a representation or warranty by the Buyer or the Acquired Company, the references to Knowledge, "Material Adverse Effect" or other materiality qualifications shall be disregarded.

(D) Buyer shall have no liability to indemnify Sellers or their Affiliates hereunder with respect to Losses described in Section 7.1(b) until the aggregate Losses therefrom shall exceed the Threshold and then only to the extent such aggregate Losses shall exceed the Threshold.

SECTION 7.2. Indemnification Notice Procedures.

(a) Promptly after the discovery of any Losses by any Person entitled to indemnification pursuant to Section 7.1 (an "**Indemnified Party**"), including any claim by a third party described in Section 7.3, which might give rise to indemnification pursuant to Section 7.1, the Indemnified Party shall deliver to each Party from which indemnification is sought (the "**Indemnifying Party**") a notice (the "**Indemnification Notice**"), which Indemnification Notice shall:

(i) state that the Indemnified Party has paid or incurred Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement; and

(ii) specify in reasonable detail each individual item of Loss, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and, if then known, the amount to which such Indemnified Party claims to be entitled hereunder.

(b) In the event that the Indemnifying Party (which, in the event that all of the Sellers may be the Indemnifying Parties, for purposes of this Section 7.2(b) shall be the Majority Seller Representatives) shall object to the indemnification of an Indemnified Party in respect of any claim or claims specified in any Indemnification Notice, the Indemnifying Party shall, within forty-five (45) days after receipt by the Indemnifying Party of such Indemnification Notice, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the sixty (60) day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the

respective Parties with respect to each of such claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts within such time period, then either the Indemnified Party or the Indemnifying Party shall submit such dispute to a court of competent jurisdiction as set forth in Section 10.7.

(c) Claims for Losses specified in any Indemnification Notice to which an Indemnifying Party shall not object in writing within forty-five (45) days after receipt of such Indemnification Notice in accordance with Section 7.2(b) above, claims for Losses covered by a memorandum of agreement of the nature described in Section 7.2(b), and claims for Losses the validity and amount of which have been the subject of judicial determination as described in Section 7.2(b) or shall have been settled with the consent of the Indemnifying Party, as described in Section 7.3, are hereinafter referred to, collectively, as "**Agreed Claims**." Within ten (10) Business Days after the determination of the amount of any Agreed Claim, (i) the Majority Seller Representatives (or Buyer if the Majority Seller Representatives shall fail to so direct) in the case of an Agreed Claim to be satisfied from the Escrow Funds as contemplated in Section 7.1(a), shall direct the Escrow Agent to pay such Agreed Claim to Buyer pursuant to the Escrow Agreement, and (ii) in all other cases, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than two (2) Business Days prior to such payment.

SECTION 7.3. Third Party Claims.

(a) The Indemnified Party agrees to give the Indemnifying Party notice in writing of the assertion of any claim or demand made by, or an action, proceeding or investigation instituted by, any Person not a Party to this Agreement (a "**Third Party Claim**") in respect of which indemnity may be sought under Section 7.1 in accordance with the notice procedures set forth in Section 7.2 promptly after such Indemnified Party learns of the Third Party Claim; provided, however, that failure to give such notice shall not affect the indemnification provided hereunder, except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) calendar days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

(b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof. The Indemnifying Party (or the Majority Seller Representatives, if the Indemnifying Party may be all the Sellers) may elect to compromise or defend, at its own expense and by its own counsel, any Third Party Claim if (i) the claim involves (and continues to involve) solely monetary damages and the settlement by the Indemnifying Party or, if applicable, the Majority Seller Representatives of such claim will not have a material adverse effect on the business of the Indemnified Party or any of its

Affiliates, (ii) if the Indemnified Party shall be a Buyer Indemnified Party, such Buyer Indemnified Party shall be reasonably satisfied that the Losses sustained or incurred as a result of, relating to or caused by such claim shall not exceed the then undistributed Escrow Funds, and (iii) the Indemnifying Party or, if applicable, the Majority Seller Representatives, agrees in writing to the Indemnified Party that, as between the two, subject to the limitations set forth in Section 7.1, the Indemnifying Party is solely obligated to satisfy and discharge the claim (the foregoing, collectively, the "**Litigation Conditions**"); provided, however, that, (x) if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party or, if applicable, the Majority Seller Representatives, has a conflict of interest because of the availability of conflicting defenses to the Indemnified Party, or (y) if, at any time, any of the Litigation Conditions shall cease to be satisfied as to any action, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. Subject to the foregoing, if the Indemnifying Party or, if applicable, the Majority Seller Representatives, elects to compromise or defend such Third Party Claim, it shall within 30 days (or sooner, if the nature of the Third Party Claim so requires) of its notice of such Third Party Claim notify the Indemnified Party of its intent to do so. If the Indemnifying Party or, if applicable, the Majority Seller Representatives, elects not to compromise or defend the Third Party Claim, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party shall, at the expense of the Indemnifying Party, have the right to conduct such defense in good faith with counsel reasonably selected by to the Indemnified Party, but the Indemnified Party (or any insurance carrier defending such Third Party Claim on the Indemnified Party's behalf) shall be prohibited from compromising or settling the Third Party Claim without the prior written consent of the Indemnifying Party or, if applicable, the Majority Seller Representatives, which consent shall not be unreasonably withheld or delayed.

(c) Should the Indemnifying Party or, if applicable, the Majority Seller Representative so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not, as long as it or, if applicable, the Majority Seller Representatives conducts such defense, be liable to the Indemnified Party for legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party or, if applicable, the Majority Seller Representative assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party or, if applicable, the Majority Seller Representative, it being understood that the Indemnifying Party or, if applicable, the Majority Seller Representative shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party or, if applicable, the Majority Seller Representatives for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have not yet given notice of the Third Party Claim as provided above). If the Indemnifying Party, or, if applicable, the Majority Seller Representatives, chooses to defend or prosecute any Third Party Claim, all of the Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the request of the Indemnifying Party or, if applicable, the Majority Seller Representatives) the provision to the Indemnifying Party or, if applicable, the Majority Seller Representatives, of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide

additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party or, if applicable, the Majority Seller Representatives, shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the prior written consent of the Indemnifying Party or, if applicable, the Majority Seller Representatives. Notwithstanding the foregoing, if a settlement offer is made by a third party claimant solely for money damages and does not seek equitable or other relief and the settlement is not likely to establish a precedential custom or practice adverse to the continued business interest of the Indemnified Party, and the Indemnifying Party or, if applicable, the Majority Seller Representatives, notifies in writing the Indemnified Party of willingness of the Indemnifying Party or, if applicable, the Majority Seller Representatives, to accept the settlement offer and, subject to the applicable limitations of this Article VII, pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such Third Party Claim, free of any participation by the Indemnifying Party or, if applicable, the Majority Seller Representatives, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept plus the other Losses of the Indemnified Party relating to such Third Party Claim prior to the date of its rejection of the settlement offer or (ii) the aggregate Losses of the Indemnified Party with respect to such Third Party Claim.

SECTION 7.4. Termination; Mitigation; Release of Escrow Fund.

(a) The indemnities provided in this Agreement shall survive Closing. Except for claims based upon fraud or as otherwise specifically provided herein (including Section 7.5), the remedies provided in this Article VII and Article VIII shall be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance to enforce any payment or performance due hereunder) of the Parties from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein.

(b) The Indemnified Party shall take and shall cause its Affiliates to take at the expense of the Indemnifying Party all commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto, including incurring costs only to the extent reasonably necessary to remedy the breach which gives rise to the Loss. In the event that an Indemnified Party shall fail to make such commercially reasonable efforts to mitigate any Loss, then notwithstanding anything contained in this Agreement to the contrary, neither any Seller nor Buyer, as the case may be, shall be required to indemnify any Indemnified Party for that portion of such Loss that would reasonably be expected to have been avoided if the Indemnified Party had made such efforts.

(c) Upon making any indemnification payment, the Indemnifying Party will, to the extent of such payment, be subrogated to all rights of the Indemnified Party against any third party in respect of the Loss or the liability with respect to Taxes to which the payment relates. Without limiting any other provision hereof, each such Indemnified Party and Indemnifying

Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation rights.

(d) Neither any Seller nor Buyer shall have any right to set-off any Losses or any liability with respect to Taxes against any payments to be made by such Party or Parties pursuant to this Agreement or any other agreement between the Parties.

(e) On or after three hundred and forty-ninth (349th) day after the Closing Date (the "**Designated Date**"), the Sellers Representatives shall be entitled to receive on behalf of the Sellers, and may jointly request in writing that the Escrow Agent distribute to them jointly, as payment agents for the Sellers, or to such Person or Persons as they shall jointly direct, the then remaining amount of Escrow Funds less an aggregate amount equal to Losses, (i) with respect to which copies of Indemnification Notices shall have been provided to the Escrow Agent on or before the Designated Date, including without limitation Losses relating to Third Party Claim, and claims for Taxes as to which Sellers may be obligated to provide indemnification pursuant to Article VIII, and (ii) that shall not have been resolved as of the date of such written request (each an "**Unresolved Claim**"). Any amount relating to an Unresolved Claim, including the earnings thereon, not disbursed pursuant to such written request shall be retained by the Escrow Agent until the applicable Indemnified Party's claims for indemnification for such Unresolved Claim shall be finally resolved pursuant hereto.

ARTICLE VIII

TAX MATTERS

SECTION 8.1. Tax Indemnity.

(a) Subject to the limitations set forth in Section 7.1(a), Sellers shall (except with respect to Disclosed Taxes and one half of the Other Audit Payments) be liable for and shall indemnify and hold harmless the Buyer Indemnified Parties from and against any and all Taxes imposed on the Acquired Company for any Pre-Closing Tax Years (other than Taxes due under the AIIS Tax Audit). The indemnity in this Section 8.1 shall be determined without resort to any materiality qualification to the representations and warranties in Article 3.

(b) For purposes of determining Sellers' liability pursuant to Section 8.1(a) with respect to Taxes that are payable for a taxable period that begins before the Closing Date and ends after the Closing Date ("**Straddle Taxes**"), the portion of any such Tax that is allocable to the Pre-Closing Tax Years shall be in the case of (i) Taxes imposed on a periodic basis or otherwise measured by the level of any item deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period irrespective of the lien or assessment date of such Taxes; (ii) Taxes imposed on or measured by income, gross receipts (other than gross premiums), wages, expenses or other similar periodic measures or imposed on sales,

assignments or any other transfers of any property deemed equal to the amount which would be payable if the taxable year ended with the Closing Date (based on an interim closing of the books as of the Closing); and (iii) Taxes imposed on the basis of premium deemed equal to the amount which would be payable on the basis of the amount of the premium written as of the Closing.

SECTION 8.2. Filing Responsibility.

The following provisions shall govern the allocation of responsibility and payment of Taxes as between Buyer and Sellers for certain Tax matters following the Closing Date:

(a) Between the date of this Agreement and the Closing Date, Sellers shall, or shall cause the Acquired Company to prepare and file, on a timely basis and in a manner consistent with past practice, all Tax Returns that are required to be filed by the Acquired Company (taking account of extensions) prior to the Closing Date and to pay all Taxes with respect thereto. At least thirty (30) days prior to filing such Tax Returns, the Sellers shall, or shall cause the Acquired Company to, provide Buyer with an opportunity to review and comment upon such Tax Returns prior to filing. Such comments are to be given no later than (7) days prior to the due date of such Tax Returns.

(b) Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Acquired Company for all periods ending on or prior to the Closing Date which are required to be filed after the Closing Date. At least thirty (30) days prior to filing such Tax Returns, Buyer shall provide the Sellers with an opportunity to review, comment upon and approve such Tax Returns prior to filing. Such approval shall not to be unreasonably withheld and is to be given no later than (7) days prior to the due date of such Tax Returns. Sellers shall reimburse Buyer for Taxes of the Acquired Company with respect to all periods ending on or prior to the Closing Date within fifteen (15) days before payment by Buyer or the Acquired Company of such Taxes.

(c) Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Acquired Company for Tax periods which begin before the Closing Date and end after the Closing Date. At least thirty (30) days prior to filing such Tax Returns, Buyer shall provide the Sellers with an opportunity to review, comment upon and approve such Tax Returns prior to filing. Such approval shall not to be unreasonably withheld and is to be given no later than (7) days prior to the due date of such Tax Returns. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or gains, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or gains be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date and (z) sales, value added or similar taxes, will be based on transactions that occurred on or before the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing

allocations shall be made in a manner consistent with reasonable prior practice of the Acquired Company.

SECTION 8.3. Transfer and Similar Taxes.

One-half of all real property transfer taxes, other transfer, documentary, sales, use, registration, stamp and similar Taxes and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions (collectively, "**Transfer Taxes**") shall be borne by Sellers. Sellers, in the case of Transfer Taxes and corresponding Tax Returns due on or prior to the Closing Date, and Buyer, in the case of corresponding Tax Returns due after the Closing Date, shall cause the Company to remit payment for such Transfer Taxes and duly and timely file such Tax Returns. Buyer and the Seller Representative shall cooperate in (i) determining the amount of Transfer Taxes, (ii) providing all requisite exemption certificates and (iii) preparing and timely filing any and all required Tax Returns for or with respect to such Transfer Taxes with any and all appropriate Taxing Authorities.

SECTION 8.4. Access and Assistance.

Buyer, the Acquired Company, each Acquired Company Subsidiary and the Seller Representatives (on behalf of Sellers) will provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any Taxing Authority, any judicial or administrative proceedings relating to liability for Taxes, or any other claim arising under this Agreement, and each will retain and provide the others with any records or information that may be relevant to any such Tax Return, audit or examination, proceeding or claim. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant Tax Returns and supporting work schedules which assistance shall be provided without charge except for reimbursement of reasonable out-of-pocket expenses.

SECTION 8.5. Intentionally Omitted.

SECTION 8.6. Tax Treatment of Indemnity Payments.

Sellers and Buyer agree to treat any indemnity payment made pursuant to this Agreement as an adjustment to the Purchase Price for all Tax purposes, unless otherwise required by Requirements of Law.

SECTION 8.7. Tax Contests; AIIS Tax Audit.

(a) Buyer shall inform Seller Representatives of the commencement of any audit, examination or proceeding ("Tax Contest") relating in whole or in part to Taxes for which Buyer may be entitled to indemnity from Sellers hereunder. With respect to any Tax Contest (other than with respect to the AIIS Tax Audit) for which: (i) the Majority Seller Representatives acknowledges in writing that, subject to the limitations set forth in Section 7.1(a), Sellers are

liable under this Article VIII for all Damages relating thereto and (ii) Buyer reasonably believes that Sellers will indemnify Buyer for all such Damages, the Majority Seller Representatives shall be entitled to control, in good faith, all proceedings taken in connection with such Tax Contest with counsel satisfactory to Buyer; provided, however, that (x) the Majority Seller Representatives shall promptly notify Buyer in writing of its intention to control such Tax Contest, (y) in the case of a Tax Contest relating to Taxes of the Acquired Company for a Tax period beginning before and ending after the Closing Date, the Majority Seller Representatives and Buyer shall jointly control all proceedings taken in connection with any such Tax Contest, and (z) if any Tax Contest could reasonably be expected to have an adverse effect on Buyer, the Acquired Company, or any of their Affiliates in any Tax period beginning after the Closing Date, the Tax Contest shall not be settled or resolved without Buyer's consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if notice is given to the Seller Representative of the commencement of any Tax Contest (other than the AIIS Tax Audit or any Tax Contest related thereto, and the Majority Seller Representatives do not, within ten (10) Business Days after the Buyer's notice is given, give notice to the Buyer of their election to assume the defense thereof (and in connection therewith, acknowledge in writing the Sellers' indemnification obligations hereunder), the Sellers shall be bound by any determination made in such Tax Contest or any compromise or settlement thereof effected by the Buyer. The failure of the Buyer to give reasonably prompt notice of any Tax Contest (other than the AIIS Tax Audit or any Tax Contest related thereto) shall not release, waive or otherwise affect the Sellers' obligations with respect thereto except to the extent that the Sellers can demonstrate actual loss and prejudice as a result of such failure. Buyer and the Acquired Company shall use their reasonable efforts to provide the Seller Representatives with such assistance as may be reasonably requested by the Seller Representatives in connection with a Tax Contest controlled solely or jointly by the Seller Representatives.

(b) The Buyer and Acquired Company shall control all proceedings taken in connection with the AIIS Tax Audit and Sellers shall be bound by any determination made in the AIIS Tax Audit or any Tax Contest arising therefrom or any compromise or settlement arising therefrom; provided that:

(i) The Buyer and the Acquired Company shall keep AIF and AIFHT reasonably informed as to the status of the AIIS Tax Audit and any related Tax Contests, including providing copies to AIF of all written communications from or to the Internal Revenue Service with respect thereto.

(ii) The Buyer shall provide AIF with a reasonable opportunity to consult with the Buyer and the Acquired Company regarding any submissions and strategy relating to the AIIS Tax Audit.

(iii) The Buyer and Acquired Company shall not agree to any settlement of the AIIS Tax Audit or any Tax Contest relating thereto without the consent of AIF, which consent shall not be unreasonably withheld and shall be deemed granted five (5) Business Days following notice thereof by Buyer to AIF, unless AIF shall notify Buyer of that it is withholding such consent and the reasonable grounds therefor prior to such fifth (5th) Business Day.

(iv) In the event, the AIIS Tax Audit and all Tax Contests relating thereto can be settled in full for an amount that is less than or equal to the remaining amounts held in the Tax Reserve Account and the IRS Audit Deposit, if any, upon written request of AIF to Buyer, the AIIS Tax Audit and any such Tax Contests shall be so settled, unless, within ten (10) Business Days after receipt of such request, Buyer shall object on reasonable grounds, which shall include the adverse impacts on the Tax liability of Buyer or the Acquired Company for any Tax year or portion thereof following the Closing Date.

(v) Buyer and the Acquired Company shall continue to retain counsel that is currently representing the Acquired Company in the AIIS Tax Audit; provided that such counsel may be replaced by new counsel that shall be reasonably acceptable to AIF.

ARTICLE IX

TERMINATION PRIOR TO THE CLOSING

SECTION 9.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

(a) by the Acquired Company, Majority Seller Representatives or Buyer in writing, if any order, injunction or decree of any court of competent jurisdiction shall have been issued and shall have become final and nonappealable, or if any statute shall have been enacted, or if any rule or regulation shall have been promulgated by any Governmental Entity, that prohibits or restrains any Party from consummating the transactions contemplated by this Agreement, and the Acquired Company, Majority Seller Representatives or Buyer have exhausted all commercially reasonable efforts to otherwise persuade such Governmental Entity;

(b) by the Acquired Company or Buyer in writing, if the Closing has not occurred on or prior to ninety (90) days following the date hereof; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to the Party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date or to any party whose breach of any representation, warranty, covenant or agreement hereunder provides another party with the right to terminate this Agreement pursuant to Section 9.1(c) below;

(c) by the Acquired Company or the Majority Seller Representatives or Buyer, if there shall have been a breach by Buyer on one hand or the Acquired Company or any Seller on the other hand, respectively, of any of their respective representations, warranties, covenants or obligations contained herein, which breach would result in the failure to satisfy any condition set forth in Section 5.1 or Section 5.3 (in the case of a breach by Buyer) or Section 5.1 or Section 5.2 (in the case of a breach by the Acquired Company or a Seller), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within sixty (60) calendar days after written notice thereof shall have been received by the Party alleged to be in breach.

(d) at any time prior to the Closing, by mutual written consent of the Acquired Company, the Majority Seller Representatives and Buyer.

SECTION 9.2. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become null and void and of no further force and effect, except for (a) the provisions of Section 4.5, the provisions of this Section 9.2 and Article X and (b) rights and obligations arising from any breach of this Agreement prior to such termination.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.1. Fees and Expenses. Whether or not the purchase and sale of the Acquired Company Shares is consummated, except as provided herein, each Party shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the transactions contemplated hereby. For the avoidance of doubt, the Sellers shall be solely responsible for the payment of all investment banking fees and all the transaction expenses of the Acquired Company and the Sellers, including but not limited to, accounting fees and legal fees, relating to the transactions contemplated by this Agreement, other than legal fees payable to Akerman Senterfitt, The Insurance Law Firm and Watkins Ludlam Winter & Stennis, P.A. not exceeding in the aggregate $200,000.

SECTION 10.2. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, by facsimile (which is confirmed as provided below) or by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) If to Buyer, to:

AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Fl.
New York, NY 10038
Fax: 212.220.7130

Attention: Stephen Ungar, Esquire
General Counsel

with a copy to:

Edwards Angell Palmer & Dodge LLP
90 State House Square
Hartford, CT 06103-2715
Fax: 860.527.4198

Attention: Alan J. Levin, Esquire

(b) If to AIFHT, to:

Associated Industries of Florida Holding Trust
c/o Associated Industries of Florida, Inc.
516 South Adams
Tallahassee, FL 32302
Fax: [ ]

Attention: Barney Bishop

with a copy to:

Radey Thomas Yon Clark
301 S. Bronough St., Suite 200
Tallahassee, FL 32301
Facsimile: 850-425-6694
Attention: David A. Yon, Esq.

(c) If to AIF to:

Associated Industries of Florida, Inc.
516 South Adams
Tallahassee, FL 32302
Fax: [ ]

Attention: Barney Bishop

with a copy to:

Radey Thomas Yon Clark
301 S. Bronough St., Suite 200
Tallahassee, FL 32301
Facsimile: 850-425-6694
Attention: David A. Yon, Esq.

(d) If to the Acquired Company, to:

Associated Industries Insurance Services, Inc.
901 N.W. 51st Street
Boca Raton, FL 33431-0704
Fax: 561-995-1003

Attention: Jon L. Shebel
President and Chief Executive Officer

with a copy to:

Mary Ann Stiles, Esq.
Stiles,Taylor & Grace, P.A.
P.O. Box 460
Tampa, FL 33601
Facsimile: 800-509-9938

(e) If to the Seller Representative for the Non-Management Stockholders to:

Michael Zagorac, Jr.
13300 Indian Rocks Road, #1204
Largo, FL 33774
Facsimile: [ ]

with copies to:

(i) Messrs. West, Spearman or Zagorac to:

Edward L. Kutter, Esq.
John Lovett, Esq.
Akerman Senterfitt
106 East College Ave, Suite 1200
Tallahassee, FL 32301
Facsimile: 805-222-0103

(ii) Mr. Davis to:

Alan J. Leifer, Esq.
The Insurance Law Firm
3700 Lifford Circle
Tallahassee, FL 32309

(f) If to the Seller Representative for the Management Stockholders, to:

Thomas C. Williams
Sun State Capital Management, Inc.
507 So. Prospect Avenue
Clearwater, FL 33756
Facsimile: (727) 448-0918

with a copy to:

(i) Mary Ann Stiles, Esq.

Stiles, Taylor & Grace, P.A.
P.O. Box 460
Tampa, FL: 33601
Facsimile: 800-509-9938:

(g) If to the Seller Representative for the AIFHT, to:

David A. Yon, Esq.
Radey Thomas Yon Clark
301 S. Bronough St., Suite 200
Tallahassee, FL 32301
Facsimile: 850-425-6694

with a copy to:

Radey Thomas Yon Clark
301 S. Bronough St., Suite 200
Tallahassee, FL 32301
Facsimile: 850-425-6694
Attention: David A. Yon, Esq.

Notice given by personal delivery or overnight courier shall be effective upon actual receipt. Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours or at the beginning of the recipient's next Business Day if not received during the recipient's normal business hours.

SECTION 10.3. Interpretation. This Agreement shall be governed by the following rules of interpretation: (a) when a reference is made in this Agreement to an Article, Section, Annex, Exhibit, Schedule or Disclosure Letter, such reference shall be to an Article of, a Section of, or an Annex, Exhibit, Schedule or Disclosure Letter to, this Agreement unless otherwise indicated; (b) disclosure of any item in the Company Disclosure Letter or Buyer's Disclosure Letter shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would result in a Company Material Adverse Effect or a Buyer Material Adverse Effect, as the case may be; (d) the table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (e) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation"; (f) whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate; and (g) references to "dollars" or "$" shall mean United States dollars.

SECTION 10.4. Entire Agreement; No Other Representations; Third-Party Beneficiaries.(a) This Agreement (including the Company Disclosure Letter, the Buyer's Disclosure Letter and all annexes, exhibits and schedules to this Agreement) constitutes the entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to such subject matter, other than the Non-Disclosure Agreement which shall survive and remain in full force and effect according to its terms (or such longer time if agreed herein), except to the extent such terms conflict with the terms of this Agreement.

(b) Except as otherwise provided in Articles VII and VIII, the terms and provisions of this Agreement are intended solely for the benefit of the Parties, and their respective successors and assigns, and nothing in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision contained herein.

SECTION 10.5. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

SECTION 10.6. Assignment. Neither this Agreement nor any of the rights, interests or obligations of any Party shall be assigned, in whole or in part, by operation of law or otherwise by such Party without the prior written consent of the other Parties, and any such assignment that is not consented to shall be null and void; provided, however, that after the Closing any Seller may assign all or any portion of its rights or interests hereunder to any successor to the business and assets that are the subject matter of this Agreement and to any Affiliate without such consent and at any time Buyer may assign all or any portion of its rights or interests hereunder to a wholly-owned Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 10.7. Enforcement. The Parties agree that irreparable damage might occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, if appropriate, to prevent breaches of this Agreement and to, if appropriate, enforce specifically the terms and provisions of this Agreement in U.S. District Court for the Southern District of Florida or any state court which is located in the County of Palm Beach (any such federal or state court, a "**Florida Court**"), in addition to any other remedy to which they are entitled at law or in equity. In addition, except as otherwise provided in this Agreement, each of the Parties (a) consents to submit itself to the personal jurisdiction of any Florida Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Florida Court.

SECTION 10.8. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

SECTION 10.9. Amendment; Modification and Waiver. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

SECTION 10.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

SECTION 10.11. Waiver of Punitive and Other Losses and Jury Trial.

(a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO ANY OF THE TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

[*Signature pages follow*]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________
Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________
Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________
Name:
Title:

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________
Matthew Gissen, Trustee for AIFHT

By ______________________
Erika Lorenz Alba, Trustee for AIFHT

By ______________________
John R. Smith, Trustee for AIFHT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________________
Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________________
Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________________
Name:
Title:

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________________
Name:
Title:

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________________

Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________________

Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________________

Name: Barney T. Bishop III
Title: President & Chief Executive Officer

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________________

Matthew Gissen, Trustee for AIFHT

By ______________________________

Erika Lorenz Alba, Trustee for AIFHT

By ______________________________

John R. Smith, Trustee for AIFHT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________________
Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________________
Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________________
Name:
Title:

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________________
Matthew Gissen, Trustee for AIFHT

By ______________________________
Erika Lorenz Alba, Trustee for AIFHT

By ______________________________
John R. Smith, Trustee for AIFHT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________________
Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________________
Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________________
Name:
Title:

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________________
Matthew Gissen, Trustee for AIFHT

By ______________________________
Erika Lorenz Alba, Trustee for AIFHT

By ______________________________
John R. Smith, Trustee for AIFHT

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

AMTRUST FINANCIAL SERVICES, INC.

By ______________________________
Barry D. Zyskind
President

ACQUIRED COMPANY:

ASSOCIATED INDUSTRIES INSURANCE SERVICES, INC.

By ______________________________
Jon L. Shebel
President

AIF:

ASSOCIATED INDUSTRIES OF FLORIDA, INC.

By ______________________________
Name:
Title:

SELLERS:

ASSOCIATED INDUSTRIES OF FLORIDA HOLDING TRUST

By ______________________________
Matthew Gissen, Trustee for AIFHT

By ______________________________
Erika Lorenz Alba, Trustee for AIFHT

By ______________________________
John R. Smith, Trustee for AIFHT

(Jon L. Shebel)

(Shirley H. McCanney)

(Elissa M. Pacheco)

(Robert D. McRae)

(Daniel J. McGarvey)

(Carolyn E. Schneider)

(Linda M. Batchelder)

(Michael R. Diamond)

(DeLynn D. Trivison)

(Kerry J. Heinz)

(Mary Ann Stiles)

(Jon L. Shebel)

(Shirley H. McCanney)

(Elissa M. Pacheco)

(Robert D. McRae)

(Daniel J. McGarvey)

(Carolyn E. Schneider)

(Linda M. Batchelder)

(Michael R. Diamond)

(DeLynn D. Trivison)

(Kerry J. Heitz)

(Mary Ann Stiles)

(Jon L. Shebel)

(Shirley H. McCanney)

(Elissa M. Pacheco)

(Robert D. McRae)

(Daniel J. McGarvey)

(Carolyn E. Schneider)

(Linda M. Batchelder)

(Michael R. Diamond)

(DeLynn D. Trivison)

(Kerry J. Heitz)

(Mary Ann Stiles)

____
(Jon L. Shebel)

____
(Shirley H. McCanney)

____
(Elissa M. Pacheco)

____
(Robert D. McRae)

____
(Daniel J. McGarvey)

____
(Carolyn E. Schneider)

____
(Linda M. Batchelder)

____
(Michael R. Diamond)

____
(DeLynn D. Trivison)

____
(Kerry J. Heitz)

____
(Mary Ann Stiles)

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

(Jon L. Shebel)

(Shirley H. McCanney)

(Elissa M. Pacheco)

(Robert D. McRae)

(Daniel J. McGarvey)

(Carolyn E. Schneider)

(Linda M. Batchelder)

(Michael R. Diamond)

(DeLynn D. Trivison)

(Kerry J. Heitz)

(Mary Ann Stiles)

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder

(T. Wayne Davis)

(Guy M. Spearman)

(Robert W. West)

(Michael Zagorac, Jr.)

SELLER REPRESENTATIVES:

Thomas C. Williams, in his capacity as Seller Representative for the Management Stockholders hereunder

Michael Zagorac, Jr., in his capacity as Seller Representative for the Non-Management Stockholders hereunder

David A. Yon, Esq., in his capacity as Seller Representative for AIFHT hereunder